                                                                   EXHIBIT 99.36




                            THE BORROWERS HEREUNDER

                                  $200,000,000

                                 LOAN AGREEMENT

                          Dated as of January 21, 1992

                                      with

                  The Financial Institutions Signatory Hereto

                                      and

                        XXXXXXXXXX, As Managing Agent

                               TABLE OF CONTENTS



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                                                 ARTICLE I

                                       DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1                    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1

     Section 1.2                    Accounting Terms; Financial Statements . . . . . . . . . . . . . . .             20

                                                 ARTICLE II

                                               LOAN PROVISIONS

     Section 2.1                    Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             20

     Section 2.2                    Obligations; Notes; Loan Register; Waiver;
                                    Application of Initial Loans . . . . . . . . . . . . . . . . . . . .             21

     Section 2.3                    Allocation of Total Commitment . . . . . . . . . . . . . . . . . . .             23

     Section 2.4                    Terms of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . .             24

     Section  2.5                   Notice of Borrowing; Roll-Over Borrowings. . . . . . . . . . . . . .             24

     Section  2.6                   Disbursement of Funds. . . . . . . . . . . . . . . . . . . . . . . .             26

     Section  2.7                   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             27

     Section  2.8                   Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . .             29

     Section  2.9                   Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . . . .             30

     Section  2.10                  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . .             33

     Section  2.11                  Responsibility for Making Loans. . . . . . . . . . . . . . . . . . .             34

                                                 ARTICLE III

                                TERMINATION OF LOAN COMMITMENTS, PREPAYMENTS
                                                   AND FEES

     Section 3.1                    Mandatory Reduction of the Loan Commitments. . . . . . . . . . . . .             35

     Section 3.2                    Voluntary Reduction of the Total Commitment or
                                    any Project Commitment . . . . . . . . . . . . . . . . . . . . . . .             35

     Section 3.3                    Voluntary Prepayments of the Loan Obligations. . . . . . . . . . . .             36
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Section 3.4               Mandatory Prepayment of the Loan Obligations  . . . . . . . . . . . . . . . .              36

Section 3.5               Other Provisions With Respect to Prepayments. . . . . . . . . . . . . . . . .              37

Section 3.6               Order of Prepayments and Payments . . . . . . . . . . . . . . . . . . . . . .              37

Section 3.7               Unused Commitment Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .              38

Section 3.8               Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              38

Section 3.9               Net Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              38

Section 3.10              Options to Extend Term. . . . . . . . . . . . . . . . . . . . . . . . . . . .              39

                                                ARTICLE IV

                                      REPRESENTATIONS AND WARRANTIES

Section 4.1               Representations and Warranties of the
                          Borrowers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             41

                                                 ARTICLE V

                                                 COVENANTS

Section 5.1               Affirmative Covenants of each Borrower . . . . . . . . . . . . . . . . . . . .             45

Section 5.2               Negative Covenants of each Borrower. . . . . . . . . . . . . . . . . . . . . .             50

                                                ARTICLE VI

                                          CONDITIONS OF CREDIT

Section 6.1               Conditions Precedent to the Initial Borrowing  . . . . . . . . . . . . . . . .             53

Section 6.2               Conditions Precedent to any Initial Project
                          Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             55

Section 6.3               Conditions Precedent to All Borrowings (other
                          than a Roll-Over Borrowing)  . . . . . . . . . . . . . . . . . . . . . . . . .             55

Section 6.4               Conditions Precedent to All Roll-Over
                          Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             56

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                                              ARTICLE VII

                                          EVENTS OF DEFAULT


Section 7.1               Guarantor Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .                56

Section 7.2               Borrower Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . .                59


                                              ARTICLE VIII

                                          THE MANAGING AGENT

Section 8.1               Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                63

Section 8.2               Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                63

Section 8.3               Rights, Exculpation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .                64

Section 8.4               Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                64

Section 8.5               Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                64

Section 8.6               The Managing Agent Individually  . . . . . . . . . . . . . . . . . . . . . . .                65

Section 8.7               Resignation by the Managing Agent . . . . . . . . . . . . .  . . . . . . . . .                65

                                                ARTICLE IX

                                               MISCELLANEOUS

Section 9.1               No Waiver; Modifications in Writing  . . . . . . . . . . . . . . . . . . . . .                66

Section 9.2               Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                67

Section 9.3               Notices, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                67

Section 9.4               Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .                68

Section 9.5               Confirmations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                70

Section 9.6               Adjustment; Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                70

Section 9.7               Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .                72

Section 9.8               Binding Effect; Assignment; Addition and
                          Substitution of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                72

Section 9.9               Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . .                75
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Section 9.10              Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                76

Section 9.11              Severability of Provisions   . . . . . . . . . . . . . . . . . . . . . . . . .                76

Section 9.12              Borrower Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                76

Section 9.13              Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                76

Section 9.14              Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                76
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                                   Exhibits

Exhibit A    -  Form of Additional Borrower Agreement
Exhibit B-1  -  Form of Initial Note
Exhibit B-2  -  Form of Amended Note
Exhibit B-3  -  Form of Extension Note
Exhibit C    -  Form of Allocation Request
Exhibit D    -  Form of Allocation Increase/Decrease Request
Exhibit E    -  Form of Notice of Borrowing
Exhibit F    -  Form of Additional Conditions


                                  Schedules

Schedule 1.1(a) - Amounts of Loan Commitments of the Banks
Schedule 2.5(a) - Timing Examples for Notices of Borrowing

                                 LOAN AGREEMENT



                 This LOAN AGREEMENT, dated as of January 21, 1992, among the Borrowers (as hereinafter defined), the undersigned financial institutions, including XXXXXXXXXX, in their capacities as lenders hereunder (collectively, the "Banks," and each individually, a "Bank") and XXXXXXXXXX, as managing agent (the "Managing Agent") for the Banks.



                              W I T N E S S E T H

                 WHEREAS, the Borrowers have requested the Banks to make loans to one or more of the Borrowers in an aggregate principal amount not to exceed $200 million to be used to develop, manage and lease shopping centers in the United States to be anchored by Kmart and/or Kmart Affiliates; and

                 WHEREAS, the Banks are willing to extend commitments to make loans to the Borrowers for the purposes specified above and on the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and the Guaranty (as hereinafter defined), the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

                 Section 1.1 Definitions. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

                 "Additional Borrower Agreement" means an Additional Borrower Agreement in the form of Exhibit A hereto.

                 "Affected Bank" has the meaning assigned to that term in
Section 2.9(d).

        "Affiliate" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through (i) the ownership of voting securities or (ii) by contract or otherwise. Neither XXXXXXXXXX nor XXXXXXXXXX nor any of their respective Subsidiaries nor any other Bank or its Subsidiaries and any corporation of which any

Bank is a Subsidiary shall, for purposes of this Agreement, be deemed to be Affiliates of any Borrower.

                 "Agreement" means this Loan Agreement, as the same may at any time and from time to time be amended, supplemented or modified and in effect.

                 "Allocation Increase/Decrease Request" has the meaning assigned to that term in Section 2.3(b).

                 "Allocation Request" has the meaning assigned to that term in Section 2.3(a).

                 "Amended Note" has the meaning assigned to that term in
Section 2.2(b).

                 "XXXXXXXXXX" means XXXXXXXXXX, a Michigan general partnership.

                 "Assignees" has the meaning assigned to that term in
Section 9.8(c).

                 "Banks" and "Bank" have the respective meanings assigned to those terms in the introduction to this Agreement.

                 "Board" means the Board of Governors of the Federal Reserve System.

                 "Borrower" means any of XXXXXXXXXX and any Eligible Borrower as to which an Additional Borrower Agreement shall, after the date of this Agreement, have been delivered to the Managing Agent, duly executed by such Eligible Borrower, the Guarantor and the Managing Agent on behalf of the Banks and shall have become effective in accordance with its terms, until such time, if any, as such Borrower shall have satisfied the conditions set forth in
Section 9.12, and "Borrowers" means all of the foregoing.

                 "Borrower Event of Default" has the meaning assigned to that term in Section 7.2.

                 "Borrower Termination Agreement" means an agreement by and between the Managing Agent and any Borrower on terms satisfactory to the Managing Agent to be executed and delivered following the payment in full of all obligations of such Borrower and the termination of all Project Commitments with respect to such Borrower.

                 "Borrowing" means the incurrence of a Loan on a given date pursuant to Section 2.5.

                 "Borrowing Margin" means one-half of one percent (.50%) provided, however, that in the event that, and during any period that the long-term Indebtedness of the Guarantor shall be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc., the Borrowing Margin shall mean three quarters of one percent (.75%) during such period.

                 "Bridge Borrowers" has the meaning assigned to that term in Section 2.2(e).

                 "Bridge Agreement" has the meaning assigned to that term in
Section 2.2(e).

                 "XXXXXXXXXX" means XXXXXXXXXX, a New York banking corporation.

                 "Business Day" means (i) a day on which the Managing Agent is open in New York, New York at its address specified in or for the purposes of this Agreement for the purpose of conducting commercial banking business, and
(ii) with respect to a Eurodollar Rate Loan, also a day on which dealings in foreign currencies and exchange between banks may be carried out in London, England.

                 "Capital Expenditures" means, without duplication, with respect to any Person: any amounts expended, incurred or obligated to be expended during or in respect of a period for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of such Person prepared in accordance with generally accepted accounting principles as a fixed or capital asset including, without limitation, the direct or indirect acquisition of such assets or improvements by way of increased product or service charges, offset items or otherwise, and shall include Financing Lease Obligations.

                 "Code" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

                 "Completion Date" means, with respect to any Project, the date on which a certificate of completion, in form satisfactory to the Managing Agent, shall have been delivered to the Managing Agent.

                 "Contaminant" means any waste, pollutant (as that term is defined in 42 U.S.C. 9601(33) or in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6901), radioactive material, special waste, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls, and asbestos.

                 "Credit Exposure" has the meaning assigned to that term in Section 9.8(b).

                 "Default Rate" has the meaning assigned to such term in
Section 2.7(c).

                 "Deposited Monies" has the meaning assigned to that term in Section 3.5.

                 "Dollar" and "$" shall mean lawful money of the United States of America.

                 "Eligible Assignee" means any of:

                 (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000;

                 (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000;

                 (c) a commercial bank organized under the laws of any other country that is at such time a member of organization for Economic Cooperation and Development (the "OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the United States or the Cayman Islands;

                 (d) the central bank of any country that is a member of the OECD;

                 (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000 and (other than in the case of a fund) combined capital and surplus of at least $100,000,000; and

                 (f) any Affiliate of any Bank acceptable to the Guarantor; provided that such acceptance by the Guarantor shall not be unreasonably withheld (and shall be deemed to be given if the Guarantor fails to respond to a written request therefor within ten (10) Business Days after its receipt thereof).

                 "Eligible Borrower" means any of the following Persons organized for the purpose of developing and managing a Project:

                 (a) a general partnership or joint venture organized under the laws of the United States or a state thereof all of the general partners of which shall consist of:

                          (i) Guarantor or any wholly-owned Subsidiary of
                 Guarantor, and

                          (ii)    any of the following:

                                  (A)      XXXXXXXXXX or an Affiliate of
                                  XXXXXXXXXX (including a partnership in which XXXXXXXXXX or an Affiliate of XXXXXXXXXX is general partner),

                                  (B)      XXXXXXXXXX or an Affiliate of
                                  XXXXXXXXXX, (including a partnership in which XXXXXXXXXX or an Affiliate of XXXXXXXXXX is general partner),

                                  (C)      XXXXXXXXXX or an Affiliate of
                                  XXXXXXXXXX (including a partnership in which XXXXXXXXXX or an Affiliate of XXXXXXXXXX is general partner), or

                                  (D)      such other Person or Persons as may
                                  be approved by the Managing Agent (which approval shall not be unreasonably withheld) and which, in all other respects, shall be reasonably satisfactory to the Managing Agent; and

                 (b) Guarantor or a general partnership, limited partnership, corporation or other entity organized under the laws of the United States or a state thereof which is wholly-owned, directly or indirectly, by Guarantor and which Guarantor has designated in writing to the Managing Agent to become an additional Borrower hereunder and which is otherwise in all respects reasonably satisfactory to the Managing Agent.

         "Environmental Lien" means a Lien in favor of any governmental authority for (i) any liability under federal or state environmental lave or regulations, or (ii) damages arising from, or costs incurred by such governmental authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ERISA" means the Employee Retirement Income Security
Act of 1974, as from time to time amended.

                 "Eurodollar Rate" means, with respect to each Interest Period to be applicable to a Eurodollar Rate Loan, the rate obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16th of 1% if such average is not such a multiple) of the offered quotation, if any, to first-class banks in the interbank Eurodollar market by XXXXXXXXXX for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan to be made by XXXXXXXXXX with maturities comparable to such Interest Period, determined as of approximately 10:00 A.M. (New York City time) two Business Days prior to the commencement of such Interest Period, by (ii) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) as prescribed by the Board of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D) applicable on the first day of such Interest Period to any member bank of the Federal Reserve System in respect of Eurodollar funding or liabilities. The determination of the Eurodollar Rate by the Managing Agent shall be conclusive and binding on each Borrower absent manifest error.

                 "Eurodollar Rate Loan" means any Loan which bears interest at a rate determined with reference to the Eurodollar Rate.

                 "Eurodollar Tranche" means all or a portion of a Eurodollar Loan as to which a Borrower has, in any Notice of Borrowing or Rate Selection Notice, specified a distinct Interest Period for a stated principal amount.

                 "Extension Notes" has the meaning assigned to that term in Section 3.10(c).

                 "Facility Termination Date" shall mean the earliest to occur of:

                 (i) January 20, 1995, or such later date as may be elected pursuant to the provisions of Section 3.10 hereof, or

                 (ii) the date on which the Total Commitment shall have been reduced to $0 pursuant to this Agreement, or

                 (iii) the date, if any, of the acceleration of all of the Loans in accordance with Section 7.1 or 7.2. hereof.

                 "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day (or, if such day is not a Business Day, as of the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

                 "Fee Letter" means that certain letter by and among each of the Borrowers and the Managing Agent dated as of October 31, 1991.

                 "Financing Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

                 "Financing Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease which would at such time be so required to be capitalized on such a balance sheet in accordance with generally accepted accounting principals.

                 "Guarantor" means Kmart Corporation, a Michigan corporation.

                 "Guarantor Event of Default" has the meaning assigned to that term in Section 7.1.

                 "Guarantor Restructuring" means any disposition of assets of Guarantor or corporate restructuring of Guarantor (including, without limitation, any leveraged buy-out, recapitalization, grant of security interest, merger or consolidation, reverse merger, sale of assets, "spin-off" or other transfer of assets) pursuant to which all or a substantial portion of the' business, operations or assets of Guarantor shall be transferred, assigned or pledged to one or more other Persons, including, without limitation, any such transfer to a wholly-owned Subsidiary of Guarantor.

                 "Guaranty" means that certain Guaranty Agreement dated the date hereof made by Guarantor in favor of Managing Agent and the Banks.

                 "Indebtedness" means, without duplication, all obligations of a Person or a Subsidiary of such Person which are classified upon a balance sheet of such Person or such Subsidiary in accordance with generally accepted accounting principles as liabilities of such Person or such Subsidiary or as indebtedness of any other individual or entity for which such Person or such Subsidiary is liable, in each case other than as excepted below in clauses (i) through (v) of this definition, and in any event shall include, without limitation:

                 (i) all indebtedness guaranteed, directly or indirectly, in any manner by such Person or such Subsidiary or endorsed

         (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse;

                 (ii) all indebtedness in effect guaranteed, directly or indirectly, by such Person or such Subsidiary through an agreement, contingent or otherwise, (a) to purchase such indebtedness, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell transportation or services, for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of such indebtedness against loss, regardless of the delivery or non-delivery for any reason of the property, products, materials or supplies or the furnishing or nonfurnishing for any reason of the transportation or services, except supply contracts for goods or inventory to be used by such Person or such Subsidiary in its business entered into in the ordinary course of business of such Person or such Subsidiary and not having a term or, if in effect on the date hereof, not having a remaining term (in each case including all extensions or renewals thereof which are not in the sole control of such Person or any Subsidiary of such Person) in excess of three years, or (c) other than as permitted by this Agreement, to make any loan, advance, capital contribution or other investment in any debtor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any debtor;

                 (iii) all indebtedness of any joint venture, partnership or other person or entity for which such Person or such Subsidiary is liable, other than guarantees to the extent excluded in clauses (i) or
         (ii) above by such Person or such Subsidiary;

                 (iv) all indebtedness, including Financing Lease Obligations, of such Person or such Subsidiary created or arising under any conditional sale agreement or other title retention agreement or under any Financing Lease, even though the rights and remedies of the seller or lender or lessor under such agreement or lease in the event of default are limited repossession or sale of property; and

                 (v) all indebtedness secured by any mortgage, lien, pledge, charge, security interest, option or other encumbrance upon or in property owned by such Person or such Subsidiary, even though such Person or such Subsidiary has not assumed or become liable for the payment of such indebtedness.

For the purpose of computing the "Indebtedness" of such Person or a Subsidiary of such Person there shall be excluded any particular

Indebtedness if, upon or prior to the maturity thereof, there shall have been irrevocably deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, or other securities, if permitted by the instrument creating such Indebtedness or otherwise consented to by the relevant Person to which such Indebtedness is owed) to repay indefeasibly in full such Indebtedness, and thereafter such funds, evidences of Indebtedness and securities so deposited shall not be included in any computation of the assets of such Person or a Subsidiary of such Person except to the extent that such funds are subject to any writ, judgment, warrant of attachment, execution or similar process, for the payment, redemption or satisfaction of such Indebtedness.

                 "Indebtedness for Money Borrowed"   means,   without
duplication:

                 (i) all Indebtedness of a Person or a Subsidiary of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities) by such Person or a Subsidiary or the making available of credit or funds by such Person or a Subsidiary of such Person on behalf of another Person other than (a) trade and intercompany accounts receivable owed to such Person or any Subsidiary of such Person, and other than (b) any forbearance by such Person or any Subsidiary of such Person with respect to any accounts receivable owed to such Person or any Subsidiary of such Person;

                 (ii) all Indebtedness of such Person or a Subsidiary of such Person, as the case may be, issued, incurred or assumed in respect of the purchase price of property except for trade and intercompany accounts payable;

                 (iii) all Financing Lease Obligations of such Person or a Subsidiary of such Person; and

                 (iv)     any guarantee or other obligation specified in clause
         (i) or (ii) of the definition of "Indebtedness" in respect of Indebtedness of any other Person of any of the types specified in the preceding clauses (i), (ii) and (iii).

                 "Initial Borrowing" means the first Borrowing by any Borrower under this Agreement.

                 "Initial Borrowing Date" means the date of the Initial
Borrowing.

                 "Initial Loan" means the first Loan made by the Banks under this Agreement.

                 "Initial Note" has the meaning assigned to that term in
Section 2.2(b).

                 "Initial Project Borrowing" means, with respect to any Project, the first Borrowing made by a Borrower for such Project.

                 "Initial Project Borrowing Date" means, with respect to any Project, the date of the Initial Project Borrowing.

                 "Initial Project Loan" means, with respect to any Project, the first Loan made by the Banks for such Project.

                 "Interest Borrowing" has the meaning assigned to that term in Section 2.7(h).

                 "Interest Period" has the meaning assigned to that term in Section 2.8.

                 "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect a Borrower or any of its Subsidiaries against fluctuations in interest rates.

                 "Interim Maturity Date" means the last day of any Interest Period.

                 "Investment"   means, with respect to any Person (such
Person being referred to in this definition as the "Investor"):

                 (i) any amount paid by the Investor, directly or indirectly, or any transfer of property, directly or indirectly, by the Investor to any other Person for capital stock of, or as a capital contribution to, or any amount which the Investor has advanced, directly or indirectly to, any other Person;


                 (ii)     the equity interest of the Investor in any Person;

                 (iii) any Indebtedness of any Person which is owed to the Investor and which has been acquired for value by the Investor; and

                 (iv)     any guarantee or other obligation specified in clause
         (i) or (ii) of the definition of "Indebtedness" in respect of any Indebtedness of any other Person.

                 "XXXXXXXXXX" means XXXXXXXXXX, a Delaware corporation.

          "Kmart Affiliate" means PACE Membership Warehouse, Builders Square, Pay Less Drug Stores, Walden Book Company, the Sports Authority or Office Max.

          "Kmart General Partner" means, with respect to any Borrower, any wholly-owned Subsidiary of Guarantor which owns any interest in such Borrower.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables or chattel paper with recourse against the seller or any Affiliate of the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to a Borrower or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, and any subordination arrangement in favor of another Person).

          "Loan" means, with respect to any Borrower, collectively, the loans by each of the Banks to such Borrower in accordance with Section 2.1 and, with respect to any Bank, the loans made by such Bank to a Borrower or all the Borrowers, as the context may require and "Loans" means all of such Loans to all Borrowers collectively.

          "Loan Commitment" means, with respect to any Bank, the principal amount set forth opposite such Bank's name in Schedule 1.1(a) under the caption "Amount of Loan Commitment."

          "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty, any Additional Borrower Agreement, the Fee Letter and all other agreements, instruments and documents executed and delivered by or on behalf of any Borrower or Guarantor in connection with this Agreement.

          "Loan Obligations" means, with respect to each Borrower, the obligations of such Borrower to repay principal of, and to pay interest on the Loans made to such Borrower pursuant to Section 2.1.

          "Managing Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Managing Partner" means with respect to any Borrower, the managing partner of such Borrower, which shall initially be XXXXXXXXXX or XXXXXXXXXX or XXXXXXXXXX or a partnership in which XXXXXXXXXX and/or XXXXXXXXXX and/or Affiliates of XXXXXXXXXX and/or XXXXXXXXXX are the general partners.

          "Material Asset Sale" means (i) a Project Sale or (ii) the sale or other disposition or a refinancing of any other assets of any Borrower or any of its Subsidiaries to any Person (other than leases of space in Projects in the ordinary course of business); provided that there shall be excluded from the definition of Material Asset Sale, any sale or related series of sales (or part of a sale or related series of sales) of the type described in subdivision
(ii) above to the extent that the Net Proceeds of all such sales or related series of sales (or parts of all such sales or related series of sales) do not exceed $100,000 in any one calendar year.

          "Material Subsidiary" means, with respect to a Subsidiary of Guarantor, any Subsidiary which, at the date of this Agreement or at any time thereafter, has a consolidated Net Worth in excess of $100,000,000.

          "Monthly Borrowing Date" means the 20th day of each month, provided, however that if such day is not a Business Day, then the Monthly Borrowing Date for such month shall be the next succeeding Business Day in such month.

          "Multiemployer Plan" means any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made by any Borrower or any of its Related Persons or any Subsidiary of any Borrower, or Related Persons to such Subsidiary.

          "Net Proceeds" means, with respect to any Material Asset Sale, at any date of determination, cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) through that date from such Material Asset Sale by a Borrower or any of its Subsidiaries, net of the expenses of such Material Asset Sale and net of income taxes payable in respect of such Material Asset Sale.

          "Net Worth" means, as to any Person as of the date of determination thereof, total assets less total liabilities of such Person.

          "XXXXXXXXXX" means XXXXXXXXXX, a Michigan corporation.

          "Note" means any Initial Note, any Amended Note, any Extension Note, and any note issued in replacement of, exchange for, or amendment or restatement of, any thereof, and "Notes" means all such notes, collectively.

          "Notice of Borrowing" has the meaning assigned to that term in
Section 2.5.

          "Obligations" means, with respect to any Borrower at any time, the aggregate of such Borrower's Loan Obligations at such time and all other obligations and liabilities of such Borrower under the Loan Documents at such time.

          "Organizational Documents" means, with respect to any Borrower, the partnership or joint venture agreement or, if applicable, the certificate of incorporation and bylaws of such Borrower.

          "Participants" has the meaning assigned to that term in Section
9.8(h).

          "Partner" means, with respect to any Borrower organized as a partnership or joint venture, any general partner or joint venturer of such Borrower.

          "Payment Office" has the meaning assigned to that term in Section 2.6.

          "Permitted Investments" means (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America or any instrumentality or agency thereof the principal, interest and premium, if any, of which is guaranteed fully by, or backed with the full faith and credit of, the United States of America, (ii) any certificate of deposit, maturing not more than 90 days after the date of purchase, issued by the Managing Agent, or by another commercial banking institution which is a member of the Federal Reserve System, has a combined capital and surplus and undivided profits of not less than $200,000,000 and at the time has a credit rating of AA or better from Standard & Poor's Corporation or Aa or better from Moody's Investors Service, Inc., (iii) commercial paper, maturing not more than 90 days after the date of purchase, issued by a corporation (other than Guarantor, any Borrower or any Subsidiary of any Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Corporation, (iv) shares or other evidences of participation in any mutual fund which invests exclusively in one or more of the foregoing and (v) demand deposits with any bank or trust company.

          "Permitted Liens" means:

          (i) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (a) if any proceedings shall have been commenced for the enforcement of such Liens, no adverse judgment or order of foreclosure or other similar order, writ or relief shall have been granted or issued, the effect of which is to permit such Lien to be foreclosed or otherwise satisfied; and (b) full provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by generally accepted accounting principles;

          (ii) mechanics', materialmen's, carriers', warehousemen's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest
(a) if any proceedings shall have been commenced for the enforcement of such Liens, no adverse judgement or order of foreclosure or other similar order, writ or relief shall have been granted or issued, the effect of which is to permit such Lien to be foreclosed or otherwise satisfied; and (b) full provision for the payment of such Liens has been made on the books of such Person to the extent required by generally accepted accounting principles;

          (iii) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (a) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (b) full provision for the payment of such Liens has been made on the books of such Person to the extent required by generally accepted accounting principles;

          (iv) (a) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and (b) Liens securing surety, indemnity, performance, appeal and release bonds, in the case of either clause (a) or clause (b), securing such bonds in an amount not to exceed individually or in the aggregate $250,000 at any time outstanding, provided that full provision for the payment of all such obligations has been made on the books of such Person to the extent required by generally accepted accounting principles;

          (v)         Permitted Mortgage Liens;

          (vi) Permitted Third Party Mortgage Liens, if at the time such Lien is incurred, no Guarantor Event of Default or Unmatured Guarantor Event of Default exists; or

          (vii) such other imperfections of title, covenants, restrictions, easements and encumbrances shown on the title reports (as redated and recertified as commitments to issue title insurance, if applicable) and such other imperfections of title, covenants, restrictions, easements and other encumbrances on real property which in each case do not arise out of the incurrence of any Indebtedness for Money Borrowed and which do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed; and

provided, however, to the extent that the amount of obligations of a Borrower arising from claims being contested in good faith secured by such Liens in clauses (i), (ii), (iii) and (iv) above exceeds $1,000,000 in the aggregate, such Borrower shall have set aside full cash reserves in the amount of the excess over $1,000,000 of such obligations or there shall be availability under the applicable Project Commitment for an amount equal to the excess amount of such obligations minus the cash reserves so set aside.

          "Permitted Mortgage Lien" means a mortgage created by a Borrower in favor of Guarantor which encumbers such Borrower's ownership interest in a Project solely for the purposes of:

          (1) securing such Borrower's reimbursement obligations to Guarantor with respect to any amounts actually paid by Guarantor under the Guaranty, or

          (2) securing any other obligations of such Borrower to Guarantor under such Borrower's Organizational Documents;

provided, however, that such mortgage instrument shall expressly provide that:

          (a) Guarantor shall have no right to foreclose such mortgage, or to enforce any other rights thereunder which conflict with or are inconsistent with Managing Agent's and the Banks' rights under this Loan Agreement (including, without limitation, any rights to collect insurance proceeds), without Managing Agent's prior written consent unless:

                      (i) no Guarantor Event of Default has occurred and is continuing and such foreclosure or other exercise of rights is solely for the purpose of, and does in fact have the effect of, causing title to the relevant Project to be vested in another Borrower hereunder and concurrently therewith such other Borrower assumes, in accordance with the provisions of Section 9.8(e) hereof, all of the transferring Borrower's Obligations with respect to all Project Loans outstanding with respect to such Project, or

                      (ii) all Project Loans with respect to such Project have been paid in full and the applicable Project Commitments have been terminated;

          (b) the mortgage Lien, and all rights of Guarantor under such mortgage, shall be subordinate to any Lien with respect to such Project at any time created in favor of Managing Agent or the Banks (including, without limitation, any judgment Lien); and

          (c) Guarantor shall have no rights with respect to the rental income from such Project prior to foreclosure of such mortgage.

          "Permitted Third Party Mortgage Lien" means a mortgage created by a Borrower in favor of any Person other than Guarantor which encumbers such Borrower's ownership interest in a Project for the purpose of refinancing all or a portion of the Project Loans with respect to such Project, provided, that all proceeds of such refinancing (net of costs of such refinancing) are applied by such Borrower to the prepayment of such Project Loans.

          "Person" means any of an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Plan" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which may be or has been established or maintained, or to which contributions are or have been made, by any Borrower or any of its Related Persons or any Subsidiary of any Borrower or any Related Persons to such Subsidiary, but not including any Multiemployer Plan.

          "Prime Rate" means the greater of (i) the rate which XXXXXXXXXX announces from time to time as its prime lending rate, as in effect from time to time, or (ii) the Federal Funds Rate in effect from time to time plus one half of one percent (1/2 of 1%). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. XXXXXXXXXX may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Prime Rate Loan" means any Loan which bears interest at a rate determined with reference to the Prime Rate.

          "Project" means a development by a Borrower of a shopping center, to be located in the United States and anchored by a Kmart store and/or the store(s) of one or more Kmart Affiliates, identified as a project by any Borrower in an Allocation Request and for which the Managing Agent has established a Project Commitment.

          "Project Budget" means, with respect to any Project, a budget, approved by Guarantor, in such detail as may be reasonably required by Managing Agent setting forth the various cost categories of all hard and soft costs to be incurred by the relevant Borrower in connection with the land acquisition, ownership, development and construction of the applicable Project in each instance approved by Guarantor and as the same may from time to time, upon ten (10) days prior notice to the Managing Agent, be modified by the relevant Borrower with the prior written approval of the Guarantor; provided, however, that the amount of the Project Budget, as so modified, shall not exceed the Project Commitment with respect to such Project.

          "Project Commitment" means, with respect to any Project, for all Banks, the portion of the Total Commitment allocated to said Project pursuant to Section 2.3 hereof and with respect to any Project for each Bank, such Bank's Pro Rata Share of the portion of the Total Commitment allocated to such Project, in each case, as such amount may be reduced or increased from time to time pursuant to the terms hereof.

          "Project Loan" means with respect to any Project, at any time, the aggregate amount of all Loans made with respect to such Project.

          "Project Sale" means the sale, lease (other than leases of space in a Project) or other disposition (including, without limitation, any sale and leaseback transaction) to any Person (other than to an Affiliate of the affected Borrower) of:

          (i) any of the capital stock or partnership or other ownership interests of any Borrower;

          (ii)       substantially all the assets of any Borrower; or

          (iii)      all or substantially all of any Project.

          "Pro Rata Share" means, when used with reference to any Bank and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Bank's Loan Commitment at such time and the denominator of which shall be the Total Commitment at such time.

          "Rate Selection Notice" means, with respect to any Borrowing or Roll-Over Borrowing by any Borrower, an irrevocable telecopied notice given by such Borrower to the Managing Agent (not later than 11:00 A.M. (New York time) on the date required to be given) specifying whether such Borrowing or Roll-over Borrowing is to consist of Prime Rate Loans or Eurodollar Rate Loans and if such Loans are to be a Eurodollar Rate Loans, specifying, the desired Interest Period with respect thereto.

          "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Related Person" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414 (c) of the Code or is a member of a controlled group, as defined in Section 414(b) of the Code, which includes such Person.

          "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property of any Borrower or any of its Subsidiaries, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of such Borrower or its Subsidiaries.

          "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Required Banks" means, as of the date of determination thereof, the holders of at least fifty one percent (51%) of the aggregate of (i) the principal amount of the Loans then outstanding and (ii) the Total Unused Commitment at that time.

          "Responsible Officer" means, as to any Borrower, any of the Chairman of the Board of Directors, President, Executive Vice President, Treasurer or Chief Financial Officer of such Borrower or such Borrower's Managing Partner at such time.

          "Roll-Over Borrowing" means a Loan to a Borrower which, after giving effect to such Loan and the application of the proceeds thereof, does not increase the aggregate amount of outstanding Loans to such Borrower. Roll-over Borrowings do not constitute either new borrowings or disbursements by the Banks of additional monies, the term "Roll-Over Borrowing" being used merely for convenience of definition and to denote changes in interest rates.

          "Solvent" shall mean, when used with respect to any Borrower, that
(i) after giving effect to the Borrowings which will be permitted by such Borrower hereunder, it is able to pay its debts or obligations in the ordinary course as they mature; and (ii) such Borrower has capital sufficient to carry on its business and all business in which it is about to engage.

          "Subsidiary" of any Person shall mean any corporation, partnership (limited or general), trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the Board of Directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof.

          "Taxes" has the meaning assigned to that term in Section 3.9(a).

          "Total Commitment" means, at the time any determination thereof is to be made, the sum of the respective Loan Commitments of the Banks at such time.

          "Total Project Commitment" means, at any time any determination thereof is to be made, the sum of the respective Project Commitments for all Projects at such time.

          "Total Unused Commitment" means, at the time any determination thereof is to be made, the sum of the respective Unused Commitments of the Banks at such time.

          "Unallocated Total Commitment" means, at any time, the lesser of (i) the Total Commitment less the Total Project Commitments or (ii) the Total Unused Commitment.

          "Unmatured Borrower Event of Default" means an event of default or event, act or occurrence which with the giving of notice or the lapse of time (or both) would become a Borrower Event of Default.

          "Unmatured Guarantor Event of Default" means an event of default or event, act or occurrence which with the giving of notice or the lapse of time (or both) would become a Guarantor Event of Default.

          "Unused Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the excess, if any, of (i) such Bank's Loan Commitment at such time over (ii) such Bank's Utilized Commitment at such time.

          "Unused Project Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the excess, if any, of (i) such Bank's Project Commitment at such time and with reference to any Project over (ii) such Bank's Pro Rata Share of the Project Loans for such Project.

          "Utilized Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the then outstanding principal amount of all Loans made by such Bank pursuant to this Agreement.

          "XXXXXXXXXX" means XXXXXXXXXX, a Delaware corporation.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in the Agreement.

          Section 1.2 Accounting Terms: Financial Statements. All accounting terms used herein but not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in effect on the date hereof (except with respect to financial statements delivered to the Managing Agent or the Banks after the date hereof, as to which generally accepted accounting principles shall be such as are in effect on the respective dates of such financial statements) in the United States of America. Except as otherwise expressly provided herein, (i) all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with the generally accepted accounting principles set forth in the preceding sentence as in effect on the date of this Agreement; and (ii) wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary.

                                   ARTICLE II

                                LOAN PROVISIONS


          Section 2.1 Loans. Each Bank, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make loans to one or more of the Borrowers, on the date requested from time to time from and after the date of this Agreement to, but not including, the Facility Termination Date, in the Pro Rata Share of such Bank of such amounts as a Borrower may request, but not exceeding: (i) in the aggregate at any one time outstanding, the Loan Commitment of such Bank; or (ii) with respect to any Project, such Bank's Project Commitment for such Project.

        Section 2.2 Obligations; Notes; Loan Register; Waiver; Application of Initial Loans.

        (a) Loan Obligations. Each Borrower hereby severally and not jointly agrees to repay to each Bank the principal amount of, and to pay to each Bank interest on, such Bank's Loans to such Borrower (with payments hereunder to be made to Managing Agent for the benefit of the Banks as set forth in Section
3.9 (b) hereof). Each Borrower shall pay interest on the principal balance of its Loans from time to time outstanding as provided in this Agreement. Subject to Section 2.5 and to the earlier acceleration or prepayment of the Loans as permitted or required by this Agreement, each Borrower shall repay the principal of its Loans in full on the Facility Termination Date with respect to Prime Rate Loans and on the earlier of the Facility Termination Date or each relevent Interim Maturity Date with respect to Eurodollar Rate Loans.

        (b)  Notes.   Each Borrower's obligation to pay the principal of,  and
interest on, each Bank's Loans to such Borrower hereunder shall be evidenced by a promissory note of such Borrower (each an "Initial Note") duly executed and delivered by such Borrower to each such Bank at the time when the Initial Project Loan pursuant to which such Initial Note is issued as requested by the applicable Borrower. Each Initial Note shall:

        (i)   be payable to the order of the Bank to which it is issued;

        (ii) be dated the date of the Initial Project Loan pursuant to which such Note is issued;

        (iii) be in original principal amount equal to such Bank's Pro Rata Share of the Project Commitment in effect with respect to the Project to which such Note relates; and

        (iv) otherwise be in substantially the form of Exhibit B-1 hereto, duly completed.


Notwithstanding that the stated principal amount of each Note shall be equal to such Bank's Pro Rata Share of the Project Commitment to which such Note relates, such Note shall be enforceable with respect to the applicable Borrower's obligation to pay the principal amount thereof only to the extent of the Loans evidenced thereby, and such Note shall bear interest from time to time only on the unpaid principal amount of the Loans evidenced thereby.

        In the event that any Borrower requests an increase in any Project Commitment pursuant to Section 2.3(b) hereof, such Borrower shall concurrently therewith execute and deliver to the Banks amended and restated Notes evidencing such increases in each Bank's Project Commitment in respect of the affected Project (each an "Amended Note"), which shall each be in substantially the form of Exhibit B-2 hereto, duly completed, dated the date of such increased Project Commitment and with a principal amount equal to the applicable Bank's Pro Rata Share of the revised Project Commitment. Upon receipt of such Amended Notes and acceptance thereof by the Managing Agent, the Initial Notes which have been amended and restated thereby shall be deemed cancelled and of no further effect and shall be returned to the Borrower which issued the same.

        (c) Loan Register. The Managing Agent shall maintain a register (the "Loan Register") on which it will record the Loan Commitment of each Bank, the Loans from time to time made to each Borrower, the Borrowings made by each Borrower from each Bank and each repayment in respect of any Loan made to each Bank. Any such recordation by the Managing Agent on the Loan Register shall
be conclusive, absent manifest error.   Each Bank shall record on its internal
records, and on the schedule attached to each Note for such purpose, or otherwise in accordance with such Bank's customary business practice, the amount of each Borrowing made by each Borrower from such Bank and each repayment to it in respect thereof, which recordation shall be conclusive absent manifest error. Notwithstanding the foregoing, the failure to make a notation in the Loan Register or such internal records or upon the schedule attached to any Note with respect to any Borrowing or principal payment, or any error with respect to any such notation, shall not limit or otherwise affect the obligation of any Borrower hereunder or under any Note with respect to the Loans, and payments of principal by any Borrower shall not be affected by the failure to make a notation thereof or by an error in such notation, nor shall such failure or error affect any rights of any Borrower hereunder or under applicable law.

        (d) Waiver of Presentment, etc. Each Borrower waives presentment, demand, protest and notice of dishonor in connection with the payment of its Obligations.

        (e) Application of Certain Initial Project Loans. Borrowers acknowledge that Arlington and Kmart Corporation (the "Bridge Borrowers") are parties to that certain Loan Agreement dated as of October 31, 1991 among such Borrowers and XXXXXXXXXX as agent and lender thereunder (as amended, the "Bridge Agreement"), pursuant to which the Bridge Borrowers borrowed funds from XXXXXXXXXX to commence certain of the Projects (the "Bridged Projects"). The Banks and the Managing Agent hereby agree with each of the Bridge
Borrowers that the Indebtedness of the Bridge Borrowers to XXXXXXXXXX under the Bridge Agreement shall be repaid in full under this Agreement and further agree that such portion of the proceeds of the Initial Project Loan made to each Bridge Borrower hereunder with respect to a Bridged Project as is necessary to pay in full all Indebtedness of such Bridge Borrower to XXXXXXXXXX under the Bridge Agreement in respect of such Bridged Project shall be applied to repayment of such Indebtedness to XXXXXXXXXX, and that no Loan shall be made to any Bridge Borrower hereunder for any other purpose until all Indebtedness of such Borrower to XXXXXXXXXX under the Bridge Agreement shall be repaid in full.

        Section 2.3 Allocation of Total Commitment. (a) Each Borrower hereunder shall, on the date of the Notice of Borrowing with respect to the Initial Project Borrowing for any Project, submit to the Managing Agent a written request (an "Allocation Request") to establish a Project Commitment. Each Allocation Request shall:

        (i)  be in the form of Exhibit C hereto,

        (ii) be approved by Guarantor,

        (iii) specify the aggregate amount of the then Unallocated Total Commitment which such Borrower desires to be allocated to such Project (which amount shall not be less than the Project Budget submitted therewith),

        (iv) be accompanied by a copy of the Project Budget for such Project (which shall also be approved by Guarantor), and

        (vi) be accompanied by Notes issued by such Borrower payable to each of the Banks in their respective Pro Rata Shares of the Project Commitment requested.



        (b) Any Borrower may, at any time, submit to the Managing Agent a written request (an "Allocation Increase/Decrease Request") to increase or decrease an established Project Commitment. Each Allocation Increase/Decrease Request shall:

        (i)  be in the form of Exhibit D hereto,

        (ii) be in a minimum amount of $100,000,

        (iii)     be approved by Guarantor,

        (iv) be accompanied by a copy of the revised Project Budget for such Project (which shall also be approved by Guarantor),

        (v) specify the aggregate amount of the then Unallocated Total Commitment which such Borrower desires to be added to such Project Commitment then in effect with respect to the related Project or, if such request is for a decrease in such Project Commitment, specify the aggregate amount of such decrease (which amount shall then be added back to the then Unallocated Total Commitment), provided that in no case may a decrease reduce the Project Commitment to an amount less than the aggregate outstanding principal balance of all Loans then outstanding with respect to the related Project,

        (vi) specify the revised Project Commitment requested (which amount shall not be less than the revised Project Budget submitted therewith, but may not be less than the aggregate outstanding principal balance of all Loans then outstanding with respect to the related Project), and

        (vi) be accompanied by Amended Notes issued by such Borrower payable to each of the Banks in their respective Pro Rata Shares of the requested increased Project Commitment.

        (c) The Managing Agent shall consider Allocation Requests and Allocation Increase/Decrease Requests in the order received or if received on the same day, in the order so directed by Guarantor or, if no such direction is given, in the Managing Agent's sole discretion. Subject to the foregoing, the Managing Agent, within five (5) Business Days, either shall establish a Project Commitment in the amount set forth in the Allocation Request or Allocation Increase/Decrease Request, as the case may be, or, if the Unallocated Total Commitment at such time is insufficient or the conditions precedent to any Borrowing requested in connection with such request are not otherwise satisfied (or waived), shall notify the applicable Borrower and the Banks that such commitment cannot be established.

        Section 2.4 Terms of Borrowing. The Loans shall, except as otherwise provided in this Agreement, be Prime Rate Loans or Eurodollar Rate Loans. As to any Eurodollar Rate Loan, any Bank may, if it so elects, fulfill its commitment by causing a foreign branch or Affiliate to make or continue such Loan, provided that in such event that Bank's Loan shall, for the purposes of this Agreement, be considered to have been made by that Bank and the obligation of the applicable Borrower to repay that Bank's Loan shall nevertheless be to that Bank and shall be deemed held by that Bank, for the account of such branch or affiliate.

        Section 2.5     Notice of Borrowing; Roll-Over Borrowings.

        (a) Each Borrower hereunder shall be entitled to request only one Borrowing (other than Roll-Over Borrowings) per month, and all Loans to all Borrowers in any month shall be funded on the same date, which shall be a Monthly Borrowing Date. Subject to Section 2.5(c) hereof, on or before ten
(10) Business Days prior to the Monthly Borrowing Date in any month in which any Borrower desires to obtain a Eurodollar Rate Loan hereunder or a Prime Rate Loan hereunder, such Borrower shall give the Managing Agent, at its office located at XXXXXXXXXX, telecopied notice (given not later than 11:00 A.M. (New York time) and confirmed in writing) of the amount which such Borrower desires to borrow as a

Borrowing hereunder during such month.   Each such notice (each a "Notice of
Borrowing") , which shall  be in the form of Exhibit E hereto, shall become
irrevocable on  the date        which is three (3) Business Days prior to the
applicable borrowing date and shall specify the Project for which such Borrowing will be used, the amount of such Borrowing, the date of Borrowing (which shall be a Monthly Borrowing Date), and shall (i) certify that construction of the Project has proceeded to such date within the overall Project Budget and Borrower reasonably believes that completion of the construction of the Project within the overall Project Budget will occur,
(ii) provide by line item in the Project Budget a summary of amounts expended prior to the date of such requested Borrowing and amounts intended to be expended from proceeds of such Borrowing and (iii) certify as such other matters with respect to the relevant Project and the applicable Borrower as may from time to time be required by the Managing Agent. In the event that the applicable Borrower is unable to certify as to any of the matters required to be set forth in the Notice of Borrowing and certified by such Borrower, or in the event of any inaccuracy or discrepancy contained therein, the Managing Agent and the Banks shall not be required to make the Borrowing so requested unless and until such certifications, inaccuracies or
discrepancies  are remedied to the  Managing Agent's satisfaction.   On or
before three (3) Business Days prior to any date of Borrowing hereunder, the applicable Borrower shall give to the Managing Agent at its address specified in this Section 2.5(a), a Rate Selection Notice with respect to such
Borrowing.    The Managing Agent shall promptly give each  Bank telephonic notice (confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other relevant matters covered by the Notice of Borrowing and Rate Selection Notice. Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, the Managing Agent may act without liability upon the basis of telephonic notice believed by the Managing Agent in good faith to be from such Borrower prior to receipt of written confirmation, each Borrower hereby waiving the right to dispute the Managing Agent's record of the terms of such telephonic notice.
Schedule 2.5(a) hereto sets forth, by way of example, the dates of notices and actions required by this Section 2.5(a).

        (b) On the last day of an Interest Period for an outstanding Eurodollar Rate Loan, the principal amount of the Loan represented by such outstanding Borrowing shall, subject to the conditions precedent set forth in
Section 6.4 hereof, be reborrowed (unless otherwise paid or prepaid) by the applicable Borrower as a Roll-Over Borrowing and having such an Interest Period as specified in the relevant Rate Selection Notice given or deemed given pursuant to Section 2.8(b) unless such Loan shall be converted to a Prime Rate Loan pursuant to Section 2.7 (b) or Section 2.7(c) hereof. Notwithstanding anything in this Agreement to the contrary, it is understood that Roll-Over Borrowings do not constitute either new borrowings or disbursements by the Banks of additional monies, the term "Roll-Over Borrowing" being used merely for convenience of definition and to denote changes in interest rates.

        (c) The aggregate principal amount of each Borrowing (except for Roll-Over Borrowings and Interest Borrowings) by a Borrower hereunder shall not be less than (i) in the case of a Prime Rate Loan, $25,000 and (ii) in the case of a Eurodollar Rate Loan, $1 million; provided, however, that, subject to the other terms and conditions hereof, on the date of any Roll-Over Borrowing of a Eurodollar Rate Loan, such Loan may be increased by $25,000 or more on the date of reborrowing thereof pursuant to the preceding subsection.

        Section  2.6 Disbursement of Funds.   Subject to the terms  hereof, no
later than  1:00 P.M. (New York  time) on the date  specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of each Borrowing (except with respect to any Borrowing representing a Roll-Over Borrowing in which case each Bank will be deemed to have made available its Pro Rata Share of such Borrowing) requested to be made on such date in U.S. Dollars and in immediately available funds, at the office (the "Payment Office") of the Managing Agent located at XXXXXXXXXX (for the account of such non-U.S. office of the Managing Agent as the Managing Agent may direct in the case of Eurodollar Rate Loans) and the Managing Agent will make available to the applicable Borrower at its Payment Office the aggregate of the amounts so made available by the Banks. Unless the Managing Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Managing Agent such Bank's Pro Rata Share of the Borrowing to be made on such date, the Managing Agent may assume that such Bank has made such amount available to the Managing Agent on such date of Borrowing and the Managing Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Managing Agent by such Bank on the date of Borrowing, the Managing Agent shall be
entitled to  recover such corresponding amount on demand from  such Bank.   If
such Bank does not pay such corresponding amount forthwith upon the Managing Agent's demand therefor, the Managing Agent shall promptly notify the applicable Borrower and the applicable Borrower shall immediately pay such corresponding amount to the Managing Agent. The Managing Agent shall also be entitled to recover from the applicable Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Managing Agent to the Borrower to the date such corresponding amount is recovered by the Managing Agent, at a rate per annum equal to the rate for Prime Rate Loans or Eurodollar Rate Loans, as the case may be, applicable during the period in question. Any amounts due hereunder to the Managing Agent from the Banks which are not paid when due shall bear interest, from the date due until the date paid, at the Federal Funds Rate. Nothing in this Section 2.6 shall be deemed to relieve any Bank from its obligation to fulfill its Loan Commitment hereunder or to prejudice any rights which any Borrower may have against the Bank as a result of any default by such Bank hereunder.

        Section 2.7 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until maturity (whether by acceleration or otherwise) of such Prime Rate Loan, or until such Prime Rate Loan is converted into a Eurodollar Rate Loan, at a fluctuating rate per annum equal to the Prime Rate in effect from time to time.

        (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower (whether pursuant to a new Borrowing or a Roll-Over Borrowing) until maturity (whether at the Interim Maturity Date, the Facility Termination Date or by acceleration or otherwise) of such Eurodollar Rate Loan at a rate per annum which, unless otherwise provided herein, shall be the relevant Eurodollar Rate plus the Borrowing Margin. In the event that the Interim Maturity Date applicable to any Eurodollar Rate Loan shall occur less than one month prior to the Facility Termination Date, then from and after such Interim Maturity Date such Loan shall be a Prime Rate Loan hereunder.

        (c) Notwithstanding the rates of interest specified in clauses (a) and (b) above and the payment dates specified below, effective immediately upon the occurrence of any Guarantor Event of Default and for so long thereafter as any such Guarantor Event of Default shall be continuing, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due, shall bear interest payable upon demand, after as well as before judgment, at a rate per annum equal to two percent (2%) above the greater of (i) the Prime Rate as specified in clause (a) above or as otherwise provided herein or, (ii) if applicable, the rate at which a Eurodollar Rate Loan bears interest as specified in clause (b) above (such rate of interest being the "Default Rate").

        (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof. Interest on Eurodollar Rate Loans shall be payable by each Borrower in arrears on the applicable Interim Maturity Date and in the case of an Interest Period in excess of three months at intervals of every three months after the initial date of such Interest Period, provided, however, that after the occurrence and during the continuance of a Guarantor Event of Default with respect to each Borrower or a Borrower Event of Default with respect to any Borrower, interest shall be payable by such Borrower or Borrowers monthly in arrears every month after the initial date of such Interest Period. Notwithstanding the above, interest shall be payable on any amount prepaid on the date of such prepayment and upon final maturity of such Loan and after maturity, on demand. Interest on each Prime Rate Loan shall be payable monthly in arrears on the 20th day of each calendar month or if such day is not a Business Day on the next succeeding Business Day in such month, on the date on which such Prime Rate Loan is converted to a Eurodollar Rate Loan, upon any prepayment to the extent accrued on the amount prepaid, on maturity and, after maturity, on demand. Interest on all Loans shall be computed on the basis of a year consisting of 360 days and actual days elapsed.

        (e) The Managing Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify by telephone or in writing the applicable Borrower and the other Banks thereof.

        (f) If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the applicable Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the applicable Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

        (g) When and as interest is due hereunder, the Managing Agent will invoice each Borrower for accrued interest or otherwise provide each Borrower with a written statement as to outstanding Borrowings hereunder and interest accruing thereon, and the Managing Agent will concurrently mail a copy of each such invoice or statement to the Guarantor; provided that the failure of the Managing Agent to provide any such invoice shall not affect the obligations of any Borrower to pay any such amounts when and as due hereunder.

        (h) If any Borrower shall fail to pay interest when due hereunder, the Managing Agent may, in its sole discretion, to the extent of the Unused Project Commitment relating to the Loan or Loans for which interest is then due, and as long as no Guarantor Event of Default shall then exist, advance all or a part of the amount of such unpaid interest as a Loan to such Borrower and upon notification to each Bank, each Bank severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make a loan (an "Interest Borrowing") to such Borrower in the lesser of the amount of interest then due such Bank or the applicable Unused Project Commitment. Any Interest Borrowing made hereunder shall be made on the Monthly Borrowing Date corresponding to the date such interest is due and if such

Borrower has a Roll-Over Borrowing of a Eurodollar Rate Loan with an interest period of approximately one month, such Borrowing shall be applied to increase the principal amount of such Loan. In the event such Borrower does not have a Roll-Over Borrowing of a Eurodollar Rate Loan with an interest period of approximately one month, then such Interest Borrowing shall be made as a Prime Rate Loan.

        Section 2.8 Interest Periods. (a) Subject to Section 2.8(b), at the time it gives any Notice of Borrowing of a Eurodollar Rate Loan, a Borrower shall elect, by giving the Managing Agent written notice, the interest period (each an "Interest Period") applicable to the related Borrowing, which Interest Period shall, at the option of such Borrower, be an approximate period of a one, two, three, six, or if available, nine or twelve months, with the Interim Maturity Date for such Eurodollar Rate Loan corresponding to the applicable Monthly Borrowing Date in the month of maturity so elected, provided that:

        (i) the Interest Period for any Eurodollar Rate Loan shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period expires;

        (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period in respect of a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day and after which no Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (iii) no Interest Period shall extend beyond the Facility Termination Date; and

        (iv) no Borrower may have more than two (2) Eurodollar Tranches at any one time outstanding one of which shall have an Interest Period of approximately one month.


A Prime Rate Loan shall have no Interest Period but may (subject to the other terms and conditions hereof), on any Monthly Borrowing Date and upon the delivery by the applicable Borrower to the Managing Agent of a Rate Selection Notice be converted to a Eurodollar Rate Loan as a Roll-Over Borrowing.

        (b) Subject to the restrictions set forth in Sections 2.7(b) and (c) and Section 2.8(a) above, on or before three (3) Business Days prior to the date of any Interim Maturity Date, the applicable Borrower shall give the Managing Agent a Rate Selection Notice with respect to the principal amount of each Loan maturing on such Interim Maturity Date, provided, however, that if such Borrower fails to provide such notice on a timely basis, such Borrower shall be deemed to have requested a new Interest Period for such Loan equal to the number of days until the next successive Monthly Borrowing Date, or if such new Interest Period would violate clause (iii) of Section 2.8(a) above, equal to the longest Interest Period which would be permitted at such time without violating such clause.

        Section 2.9 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties):

        (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

        (ii) at any time, that by reason of (A) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order (or any official interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) and/or (B) in the case of Eurodollar Rate Loans, other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market (such as, for example but not limited to, a change in official reserve requirements, but excluding reserve requirements which have been included in calculating the Eurodollar Rate for a given Interest Period specified in the definition of "Eurodollar Rate") or otherwise as to any Loan such Bank shall be subject to any tax, duty or other charge with respect to its Loans or there shall have been a change in the basis of taxation of payments to such Bank (or its applicable lending office) of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans (except for changes in the rate of tax on the overall net income of such Bank or its applicable lending office imposed by the jurisdiction in which such Bank's principal executive office or lending office is located) such that the Eurodollar Rate shall not represent the effective cost to such Bank for funding or maintaining the affected Eurodollar Rate Loan; or

        (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has become unlawful as a result of compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement; or

                 (iv) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Loans or commitments to make Loans (but excluding reserve requirements which have been included in calculating any interest rate with respect thereto);

then and in any such event, such Bank shall promptly give notice (by telephone confirmed in writing) to the appropriate Borrower and to the Managing Agent of such determination (which notice the Managing Agent shall promptly transmit to each of the other Banks). Thereafter (A) in the case of clauses (ii) and (iv), each Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to cause such Bank to receive interest with respect to its affected Loans at a rate per annum which shall be an amount equal to the applicable interest rate plus the Borrowing Margin then in effect, if any, with respect to such Loans plus such additional amounts as will compensate such Bank for the effective cost to the Bank to make or maintain such Loans and (B) in the case of clause (iii) take one of the actions specified in Section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any of its Eurodollar Rate Loans are affected by any of the circumstances described in Section 2.9(a)(i) or (iii), the relevant Borrower may (and in the case of a Eurodollar Rate Loan affected pursuant to Section 2.9(a)(i) or (iii) shall):

                 (i) if the affected Eurodollar Rate Loans are yet to be made pursuant to a Notice of Borrowing, either:

                          (A) withdraw the related Notice of Borrowing by giving the Managing Agent telephonic (confirmed in writing) notice thereof on the same date that such Borrower was notified by any Bank pursuant to Section 2.9(a) hereof, or

                          (B)     borrow such Borrowing as a Prime Rate Loan;
                 and

                 (ii) if the affected Eurodollar Rate Loan or Loans are then outstanding, reborrow each Eurodollar Rate Loan so affected on the next following Interim Maturity Date as a Prime Rate Loan or Prime Rate Loans;

provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.9(b). Until the Managing Agent notifies such Borrower that the circumstances described in
Section 2.9(a)(i) or (iii) no longer exist, the obligations of the Banks to make Eurodollar Rate

Loans, as the case may be, shall be suspended, but, subject to the other terms and conditions of this Agreement, the Banks' obligations to make Prime Rate Loans shall not be suspended.

         (c)     Promptly after giving any notice to any Borrower pursuant to
Section 2.9(a), any Bank giving such notice will use its best efforts to designate one of its offices located at an address other than that set forth in
Section 9.3 as the office from which its Pro Rata Share of any Borrowings will be made after such designation if such designation will avoid the need for, or reduce the amount of, any payment to which such Bank would otherwise be entitled pursuant to Section 2.9(a) and will not, in the sole discretion of such Bank, be otherwise disadvantageous to such Bank or contrary to its internal policies.

         (d) Without limiting the foregoing, in the event that any Bank (an "Affected Bank") shall have determined that the adoption of any law, treaty, or governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction (a "Change in Law"), does or shall have the effect of increasing the amount of capital required to be maintained by such Bank or reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then each Borrower shall from time to time, within five (5) Business Days after written notice and demand from such Bank, pay to such Bank, additional amounts sufficient to compensate such Bank for the cost of such additional required capital to the extent not otherwise reflected in the calculation of the Prime Rate and Eurodollar Rate, as applicable, or such additional amount or amounts as will compensate such Bank for such reduced rate of return, provided, however, that if (i) a Bank has advance knowledge of a Change in Law, (ii) such Bank is or becomes aware that such Change in Law will result in a determination of increased cost under this Section 2.9(d) and (iii) the amount of such increased cost is determinable in advance, then such Bank shall use reasonable efforts to provide at least thirty (30) days (or such shorter period when each of (i), (ii) and (iii) above are true) advance notice and demand for such additional amounts. A certificate as to the amount of such cost, submitted to such Borrower by such Bank, shall, absent manifest error, be final, conclusive and binding for all purposes.

         (e) In the event any Borrower shall be required to pay any increased cost to any Bank pursuant to the foregoing provisions of this Section 2.9, such Borrower shall be entitled, by so notifying the Managing Agent and such Bank within thirty (30) days after such Bank notifies such Borrower of any such increased cost, to arrange for the substitution of another lender (which shall be an Eligible Assignee) for such Bank within sixty (60) days thereafter pursuant to the relevant provisions of
Section 9.8(c), whereupon, upon the effectiveness of such substitution, the affected Loans and the Loan Commitment and Project Commitments of such Bank shall be assigned to such assignee; provided, however, that:

                 (i) the Bank shall be entitled to withdraw its notice of increased taxes or costs within a period of thirty (30) days from the date of notice by such Borrower, whereupon such Borrower shall no longer be entitled to substitute for the Bank as described above;

                 (ii) in no event shall such Borrower be entitled to substitute for an Bank unless the net present value of the additional cost to such Borrower (including closing costs) of such substitution is less than the net present value of the additional cost (including increased taxes and costs payable pursuant to this Section 2.9) to such Borrower of maintaining such Loans of the Bank (discounted to the time in question using the same assumed rate of interest); and

                 (iii)    in all events (other than that described in clause
         (i) above), such Borrower shall remain liable for the increased taxes and costs of the Bank for the period prior to such prepayment of the Bank's Loans or the substitution of the assignee.

                 Section 2.10 Compensation. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans to the extent not recovered by the Bank in connection with the re-employment of such funds and including the compensation payable by such Bank to a Person to which the Bank has participated all or a portion of such Borrowing) and any loss sustained by such Bank in connection with the re-employment of such funds (including, without limitation, a return on such reemployment that would result in such Bank receiving less than it would have received had such Eurodollar Rate Loan remained outstanding until the last day of the Interest Period applicable to such Eurodollar Rate Loan) which the Bank may sustain as a result of:

                 (i) for any reason (other than a default by such Bank or the Managing Agent) a Borrowing of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn);

                 (ii) any payment, prepayment or reborrowing of any Eurodollar Rate Loan occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; or

                 (iii) any other failure by such Borrower to repay its Loans when required by the terms of this Agreement.

         Section 2.11 Responsibility for Making Loans. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Loan Commitment hereunder.

         Section 2.12 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Managing Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Managing Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Managing Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Managing Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                  ARTICLE III

             TERMINATION OF LOAN COMMITMENTS, PREPAYMENTS AND FEES

         Section 3.1 Mandatory Reduction of the Loan Commitments. If at any time for any Project, the principal amount of a Loan by any Bank for such Project exceeds the Project Commitments of such Bank then in effect with respect to such Project, the applicable Borrower shall immediately prepay the Loan Obligations incurred with respect to such Project, and the Notes evidencing such Loan Obligations, in an aggregate principal amount equal to such excess. If any Guarantor Event of Default shall have occurred and the Managing Agent shall have notified the Borrowers of the election of the Required Banks to take any action specified in Section 7.1, the Loan Commitment and each Project Commitment of each Bank shall be automatically reduced to $0 without any action on the part of or the giving of notice to any Borrower by the Managing Agent or any Bank. If a Borrower Event of Default shall have occurred and the Managing Agent shall have notified the relevant Borrower of the election of the Required Banks to take any action specified in Section 7.2, the Project Commitment of each Bank for all Projects of such Borrower shall be automatically reduced to $0 without any action on the part of or the giving of notice to such Borrower by the Managing Agent or any Bank.

         Section 3.2 Voluntary Reduction of the Total Commitment or any Project Commitment. (a) After the Initial Borrowing Date, the Guarantor (which the Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose) shall have the right, upon at least five (5) Business Days' prior written notice to the Banks, without premium or penalty, to permanently reduce or terminate the unutilized portion of the Unallocated Total Commitment of the Banks, in whole at any time or in part from time to time, in a minimum amount of $5 million (unless the amount of such Unallocated Total Commitment at such time is less than $5 million, in which case, in an amount equal to the amount of such Total Commitment at such time) and, if such reduction is greater than $5 million, in an integral multiple of $1 million, provided that any such reduction shall apply proportionately to the Loan Commitment of each of the Banks. The Total Commitment shall not be so reduced below the aggregate principal amount of outstanding Loans nor shall the Total Commitment be reduced below the amount of the Total Project Commitment at such time.

         (b) After the Completion Date with respect to any Project, the Guarantor (which the Borrowers hereby jointly and severally irrevocably designate as their agent for such purpose) shall have the right, upon at least five (5) Business Days' prior written notice to the Banks, without premium or penalty, to permanently reduce or terminate the unutilized portion of the

Project Commitment of the Banks with respect to such Project, or to reallocate the unutilized portion of such Project Commitment to any other Project. The Project Commitment for any Project shall not be so reduced below the aggregate principal amount of outstanding Loans for such Project.

         Section 3.3 Voluntary Prepayments of the Loan Obligations. Any Borrower may, as hereinafter provided, prepay the Loan Obligations of such Borrower, and the Notes evidencing the same, in whole at any time or in part from time to time as provided herein, without premium or penalty, but subject to the provisions of Section 2.10. Any partial prepayment of the Loan Obligations of such Borrower pursuant to this Section 3.3 shall be in a minimum aggregate amount of not less than $1 million. The relevant Borrower shall irrevocably give notice (by telegram or telecopier, or by telephone (confirmed in writing promptly thereafter)) to the Managing Agent (which shall promptly advise each other Bank) of each proposed prepayment hereunder, prior to 10:00 A.M., New York time, on the second Business Day prior to the proposed prepayment date, which notice shall specify the proposed prepayment date (which shall be a Business Day) and the aggregate principal amount of the proposed prepayment and the Project or Projects (and the Notes) to which such prepayment applies. Upon giving of such irrevocable notice, the amount specified to be prepaid shall become due and payable in full on the date specified in such notice. Neither the Total Commitment nor the Loan Commitment of any Bank shall be reduced pursuant to any such prepayment, unless the Borrowers shall have requested such a reduction in compliance with the provisions of Section 3.2.

         Section 3.4  Mandatory Prepayment of the Loan Obligations.

         (a) If any Borrower or any of its Subsidiaries receives any Net Proceeds with respect to any Project (whether in cash or securities), then such Borrower shall prepay any outstanding Loans relating to such Project, and the Notes evidencing the same, promptly (but in any event within five (5) Business
Days) to the extent of such proceeds for the ratable benefit of the Banks;

         (b) If any Borrower receives any proceeds of a refinancing incurred in connection with a Permitted Third Party Mortgage, then such Borrower shall immediately prepay any outstanding Loans relating to the Project encumbered by such mortgage, and the Notes evidencing such Loans, to the extent of such proceeds (net of the cost of such refinancing) and, in the event such proceeds are not sufficient to pay in full all of the Project Loans (and Notes evidencing such Loans) for such Project, then such Borrower shall, not later than twenty-four months after the date such Permitted Third Party Mortgage is incurred or at such earlier date, as required by this Agreement, pay in full the unpaid principal balance of the Project Loans for such Project and the

Notes evidencing such Loans, together with accrued interest thereon, and any unused Project Commitment with respect to such Project shall thereupon terminate.

         (c) Prepayments made pursuant to this Section 3.4 shall be treated according to Section 3.5 to the extent that they are to be applied to Eurodollar Rate Loans for which the relevant Interest Period has not expired at the time of prepayment. Prepayments made pursuant to this Section 3.4 shall be treated according to Section 3.6 for determining the order of application of prepayments to the Loans.

         Section 3.5 Other Provisions With Respect to Prepayments. Except as otherwise provided herein, any repayment of a Eurodollar Rate Loan which shall be made prior to the end of the applicable Interest Period for such Loan shall be subject to the provisions of Section 2.10 hereof. Subject to the obligations of the Managing Agent provided for in this Section 3.5, at the option of the affected Borrower, any monies otherwise required to be used to repay such Eurodollar Rate Loan may be so applied provided that such Borrower concurrently pays any amount due under Section 2.10 hereof in respect of such prepayment; otherwise if the relevant Interest Period for such Eurodollar Loan has not expired such funds (the "Deposited Monies") shall, until the end of the applicable Interest Period when the Deposited Monies shall be applied to make such prepayment, be held in trust by the Managing Agent (or, at the Managing Agent's option, as cash collateral) for the Banks in a noninterest bearing account and the relevant Borrower shall have no right to or interest in such funds and such funds shall be used to prepay such Eurodollar Rate Loan at the end of the applicable Interest Period; provided, however, that any funds held in such account shall be invested by the Managing Agent (to the extent the Managing Agent is able to do so) on behalf of the relevant Borrower at the direction of such Borrower in Permitted Investments selected by such Borrower and having a maturity not exceeding the Business Day prior to the end of the relevant Interest Period. Interest on the applicable Project Loan Obligations shall continue to accrue until the Deposited Monies are applied to the prepayment thereof. Any such investments shall be held by the Managing Agent or under the control of the Managing Agent. The interest accruing on such investments and any profits realized from such investments shall be, after giving effect to such repayment of such Loans with the Deposited Monies, paid to the relevant Borrower; provided that any loss resulting from such investments shall be charged to and be immediately payable by such Borrower upon demand of the Managing Agent. A prepayment so made by the Managing Agent from such Deposited Monies shall be treated as a prepayment by such Borrower pursuant to Section 3.3 (except that such prepayment shall not be subject to the minimum prepayment amount requirements of Section 3.3) and shall be otherwise governed by such Section.

         Section 3.6   Order of Prepayments and Payments.

         (a) All prepayments of principal made by any Borrower pursuant to Sections 3.3 and 3.4 shall be applied to the payment of the outstanding balance of the applicable Project Loan and the Note evidencing the same as directed by such Borrower with respect to breakage of Interest Periods, provided that no Guarantor Event of Default and no Borrower Event of Default as to such Borrower has occurred and is then continuing. Any prepayment of principal made after the occurrence and during the continuance of a Guarantor Event of Default or a Borrower Event of Default as to the applicable Borrower shall be applied against the Loan Obligations of such Borrower and the Notes evidencing the same as the Managing Agent shall, in its sole discretion, determine.

         (b) Except as set forth in Section 5.1(g) any prepayments of a Loan pursuant to Sections 3.3 and 3.4 shall permanently reduce by a like amount the pro rata Project Commitment of each of the Banks corresponding to the Project Loan so prepaid.

         Section 3.7 Unused Commitment Fees. From and after the date hereof the Borrowers shall pay to the Managing Agent for the pro rata distribution to each Bank a fee in an amount in the aggregate equal to (a) the Total Unused Commitments multiplied by (b) one quarter of one percent (.25%) per annum; provided, however that such fee shall be increased to .35% per annum in the event that the long-term Indebtedness of the Guarantor shall be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc. Such fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Such fee shall be payable in arrears on the Monthly Borrowing Date occurring on each quarterly anniversary of the first Monthly Borrowing Date following the Closing Date and at maturity, whether on the termination of this Agreement or earlier and shall be allocated among the Borrowers as follows: (i) if no Guarantor Event of Default has occurred and is continuing, in such manner as Guarantor shall designate from time to time or, if no designation is made, pro rata to each Borrower in proportion to its aggregate Project Commitments outstanding as of the date such fee is payable; and (ii) if a Guarantor Event of Default shall have occurred and be continuing, then pro rata to each Borrower, in proportion to its respective Project Commitments as of the date such fee is payable or, if no Project Commitments are then outstanding, equally to each Borrower.

         Section 3.8 Fees. Each Borrower shall pay to the Managing Agent the fees due and owing as set forth in the Fee Letter.

         Section 3.9 Net Payments. (a) All payments by any Borrower under this Agreement or under any Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the overall net income of a Bank pursuant to the income tax laws of the United States of America or the jurisdictions where such Bank's principal or lending offices are located (collectively the "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement or such Note, as applicable. A certificate as to any additional amounts payable to a Bank under this Section 3.9 submitted to the appropriate Borrower by such Bank shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the appropriate Borrower shall promptly furnish to each Bank such certificates, receipts and other documents as may be reasonably required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

         (b) All payments to be made by any Borrower on account of principal and interest of any Loan shall be made to the Managing Agent at its Payment Office in New York, New York for the ratable account of the Banks not later than 11:00 A.M. (New York time) on the date when due in each case in lawful money of the United States of America and in immediately available funds. If any payment hereunder or under any Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except in the case of a payment made with respect to an Interest Period which expires on the next preceding Business Day pursuant to
Section 2.8(a) , in which case such payment shall be made on such next preceding Business Day), and, with respect to payments of principal and interest thereon, interest thereon shall be payable at the then applicable rate during such extension. Each determination by the Managing Agent of an interest rate or fee under this Agreement or any Note, absent manifest error, shall be final, conclusive and binding for all purposes.

         Section 3.10 Options to Extend Term. (a) Provided that no Guarantor Event of Default and no Unmatured Guarantor Event of Default shall have occurred and be continuing on January 20, 1995, and provided further that the long-term Indebtedness of the Guarantor shall not then be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc., Borrowers, acting through Guarantor (which Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose) shall have the option to extend the Facility Termination Date for an additional year from January 20, 1995 to but not including January 21, 1996, exercisable by written notice given by Guarantor, acting as agent for all Borrowers, which notice shall be delivered to Managing Agent not earlier than ninety (90) days and not later than thirty (30) days prior to January 20, 1995. Upon exercise of such option to extend, a fee equal to one tenth of one percent (0.1%) of the Total Commitment in effect at the time such extension becomes effective shall be payable jointly and severally by the Borrowers to Managing Agent for the benefit of the Banks in proportion to their respective Loan Commitments then in effect. Such fee shall be in addition to all other fees payable hereunder and shall payable in full not later than January 20, 1995.

         (b) Provided that no Guarantor Event of Default and no Unmatured Guarantor Event of Default shall have occurred and be continuing on January 21, 1996, and provided further that the option to extend the Facility Termination Date set forth in Section 3.10(a) above shall have been exercised, and provided further that the long-term Indebtedness of the Guarantor shall not then be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc., Borrowers, acting through Guarantor (which Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose) shall have the option to extend the Facility Termination Date for an additional year from January 21, 1996 to but not including January 20, 1997, exercisable by written notice given by Guarantor, acting as agent for all Borrowers, which notice shall be delivered to Managing Agent not earlier than ninety (90) days and not later than thirty (30) days prior to January 21, 1996. Upon exercise of such option to extend, a fee equal to one tenth of one percent (0.1%) of the Total Commitment in effect at the time such extension becomes effective shall be payable jointly and severally by the Borrowers to Managing Agent for the benefit of the Banks in proportion to their respective Loan Commitments then in effect. Such fee shall be in addition to all other fees payable hereunder and shall be payable in full not later than January 21, 1996.

         (c) In the event that the Facility Termination Date is extended pursuant to either Section 3.10(a) or Section 3.10(b) hereof, each Borrower with outstanding Loans hereunder shall concurrently therewith execute and deliver to the Banks amended Notes evidencing such extension of the maturity of the Loans evidenced thereby ("Extension Notes"), which shall each be in substantially the form of Exhibit B-3 hereto, duly completed. Upon receipt of such amended Notes, the Notes which have been amended thereby shall be deemed superseded and of no further effect and shall be returned to the Borrowers which issued the same.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Managing Agent and to each Bank with respect to itself and its partners or joint venturers, as follows:

          (a) Organization, Standing, etc. Such Borrower is a general partnership or corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and is an Eligible Borrower. Each such Borrower which is a corporation is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, condition, assets or operations of such Borrower. Such Borrower and its subsidiaries have all requisite partnership or corporate power and authority to own, operate and encumber its property and assets and to carry on its business as presently conducted and as proposed to be conducted. Such Borrower has all requisite power and authority (partnership, corporate or otherwise) (i) to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party, and (ii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with any Loan Document to which it is a party. Since its organization to the date hereof, such Borrower has not engaged in any business activity other than that related to the Projects.

          (b) Organization Documents. A complete and correct copy of each of the Organizational Documents of such Borrower in effect on the date of this Agreement or the date when such Borrower became a party to this Agreement has been delivered to the Managing Agent.

          (c) Subsidiaries. Such Borrower has no direct or indirect Subsidiaries except such as may be or have been established in accordance with
Section 5.2(m).

          (d) Conflicting Agreements and Other Matters. The execution, delivery and performance by such Borrower of each of the Loan Documents to which it is a party and all other agreements and instruments to be executed and delivered by such Borrower pursuant thereto or in connection herewith or therewith do not and will not:

                      (i) violate any provisions of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to such Borrower or any of its Subsidiaries;

                      (ii) conflict with or result in a breach of or constitute a tortious interference with or constitute a default under the Organizational Documents of either such Borrower or any of its Subsidiaries or any indenture or loan or credit agreement, or any other agreement or instrument, to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected, or any governmental permit, license or order;

                      (iii) result in (except for Permitted Liens) or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower or any of its Subsidiaries; or

                      (iv) require any approval of stockholders or any approval or consent of any Person, except for such approvals or consents which will have been obtained before the Initial Borrowing Date for such Borrower.

Neither such Borrower nor any of its Subsidiaries is in default under or in violation of any such law, rule, regulation, license, order, permit, writ, judgment, decree, determination, award, indenture, agreement or instrument described above or under its certificate of incorporation or by-laws, or other organizational documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would materially and adversely affect the condition (financial or otherwise), properties, business, prospects or results of operations of such Borrower and its Subsidiaries taken as a whole.

          (e) Due Execution, etc. The execution, delivery and performance of each of the Loan Documents to which such Borrower is a party and the consummation of the transactions on its part contemplated thereby, have been duly authorized by all necessary partnership or corporate proceedings and no other proceedings on the part of such Borrower are necessary to authorize each of the Loan Documents to which such Borrower is a party. Each of the Loan Documents to which it is a party and each other agreement or instrument executed and delivered by such Borrower pursuant hereto or thereto or in connection herewith or therewith has been duly executed and delivered by such Borrower and constitutes or will constitute a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies). Each of the Loan Documents to which it is a party is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions of the Loan Documents delivered to the Managing Agent pursuant to Section 6.1 hereof without the prior written consent of the Managing Agent, and such Borrower and the other parties thereto have performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Initial Borrowing Date, and no default by such Borrower or any of the other parties thereto exists thereunder.

          (f) Indebtedness for Money Borrowed. Except for such Borrower's obligations hereunder and except as permitted by Section 5.2(b), such Borrower has no Indebtedness for Money Borrowed.

          (g) Title to and Condition of Properties. Such Borrower has good and marketable title to, or a subsisting leasehold interest in, all items of real and personal property reflected in any balance sheet of such Borrower delivered to the Banks from time to time pursuant to Section 5.1(a) of this Agreement or acquired by it after the date of such balance sheet, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date of such balance sheet, in each case (except as to leasehold interests) free and clear of all Liens, except Permitted Liens and other Liens permitted by Section 5.2 hereof. To the knowledge of such Borrower after due inquiry, there are no actual, threatened or alleged defaults of a material nature with respect to any leases of real property under which such Borrower or any of its Subsidiaries is lessee or lessor.

          (h) Litigation, Proceedings, Licenses, Permits; etc. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such Borrower after due inquiry, threatened against or affecting it or any of its Subsidiaries or any of its or their respective properties before any court, governmental agency or regulatory authority (foreign, Federal, state or local), which, if determined adversely to such Borrower or any of its Subsidiaries, (i) would enjoin or otherwise materially interfere with the satisfactory completion of any Project, the transactions contemplated by the Loan Documents or have a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of such Borrower and its Subsidiaries taken as a whole, or (ii) would (individually or in the aggregate) materially impair such Borrower's or any of its Subsidiaries' ability to perform fully any obligations on a timely basis which any of them has under or in connection with any Loan Document. Neither such Borrower nor any of its Subsidiaries, (i) is in default with respect to any order of any court, arbitrator or governmental body or is subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding against it under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (ii) has violated or is in violation of any statute, rule or regulation of any governmental authority in each case where such violation or default would materially and adversely affect the condition (financial or otherwise), properties, business, or results of operations of such Borrower and its Subsidiaries taken as a whole. Such Borrower and each of its Subsidiaries have been and are current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to conduct their respective businesses and to own or lease and operate their respective properties as heretofore conducted, owned, leased or operated.

          (i) Governmental Consents, etc. Except as already received by such Borrower as of the date hereof, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person is required in connection with the execution, delivery and performance by such Borrower of this Agreement.

          (j) No Material Adverse Change. As of the date hereof, since the end of its most recently ended fiscal year, there has been no material adverse change in the condition (financial or otherwise), properties, business, or results of operations of Guarantor and its Subsidiaries taken as a whole.

          (k) Compliance with Laws. The operations of such Borrower and each of its Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements under federal, state and local laws and with all other laws and regulations where such failure to so comply could have a material adverse effect on such Borrower or its assets.

          (l) ERISA. No Borrower has or will at any time have any Plans.

          (m) Governmental Regulation. Neither such Borrower nor any of its respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.

          (n) Federal Reserve Regulations. Neither such Borrower nor any of its respective Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G, T, U or X of the Board.

          (o) Disclosure. The Loan Documents and any other document, certificate or statement furnished or to be furnished to the Managing Agent or any Bank by or on behalf of such Borrower or any of its Subsidiaries in connection herewith or therewith do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements made by such Borrower or any of its Subsidiaries contained herein and therein not misleading in light of the circumstances in which made.

          (p) Solvency. Such Borrower is Solvent and will continue to be Solvent after giving effect to the transactions contemplated by the Loan Documents.

          (q) Bridge Agreement. As of the date hereof, no "Guarantor Event of Default", "Borrower Event of Default", "Unmatured Guarantor Event of Default" or "Unmatured Borrower Event of Default" (as such terms are defined in the Bridge Agreement) exists under the Bridge Agreement.

          (r) Survival of Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the termination hereof. Any modifications or supplements to the disclosures contained in this Agreement and provided by such Borrower after the date hereof shall not be deemed a part of the Agreement until accepted in writing by the Managing Agent.

                                   ARTICLE V

                                   COVENANTS

          Section 5.1 Affirmative Covenants of each Borrower. Each Borrower will:

          (a) Furnish to each Bank:

          (i) Within three (3) days after such Borrower shall have obtained knowledge of the occurrence of a Guarantor Event of Default and/or an Unmatured Guarantor Event of Default and/or a Borrower Event of Default and/or an Unmatured Borrower Event of Default, the written statement of a Responsible Officer of such Borrower setting forth the details of each such Guarantor Event of Default, Unmatured Guarantor Event of Default, Borrower Event of Default or Unmatured Borrower Event of Default which has occurred and is continuing and the action which such Borrower or the Guarantor, as the case may be, proposes to take with respect thereto,

                      (ii) Copies of any annual financial statements required to be provided by such Borrower to its equity holders or partners by law or under its Organizational Documents, as and when the same are provided to such equity holders. If so requested by the Managing Agent, such Borrower shall also provide to the Managing Agent any monthly and quarterly financial statements required to be provided by such Borrower to its equity holders under its Organizational Documents (as in effect from time to time), within the time periods required thereunder. Each Borrower shall also send copies of all financial statements delivered to the Managing Agent hereunder to XXXXXXXXXX,

                      (iii) Promptly following such Borrower's receipt thereof, copies of all financial or other reports or statements submitted to such Borrower or any Subsidiary of such Borrower by independent public accountants relating to any annual or interim audit of the books of such Borrower or any Subsidiary of such Borrower,

                      (iv) Promptly upon obtaining knowledge thereof, notice of any action, suit, proceeding or investigation pending or threatened against or affecting such Borrower or any Subsidiary of such Borrower or any of its or their respective properties before any court, governmental agency or regulatory authority (foreign, Federal, state or local), which, if determined adversely to such Borrower or any Subsidiary of such Borrower could have a material adverse effect on the condition (financial or otherwise), business, properties (or affecting title thereto), or results of operations of such Borrower and its Subsidiaries individually or in the aggregate, or could materially impair such Borrower's ability to perform its obligations under the Loan Documents, and

                      (v) Such other information respecting the properties, business affairs, financial condition and/or operations of any Borrower or any Subsidiary of such Borrower as the Managing Agent or any Bank may from time to time reasonably request.

                      (b) Preserve and maintain, and cause its Subsidiaries to preserve and maintain, its and their lawful partnership or corporate existence and all of its material rights, privileges and franchises.

                      (c) Comply, and cause its Subsidiaries to comply, with all laws, rules, regulations and governmental orders
          (foreign, Federal, state and local) having applicability to it or them or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, on the business, condition (financial or otherwise), assets or operations of such Borrower and its Subsidiaries taken as a whole.

          (d) Duly and punctually pay and perform its obligations and cause its Subsidiaries to pay and perform their respective obligations under the Loan Documents in accordance with the terms thereof.

          (e) Permit, and cause each of its Subsidiaries to permit, any Bank or its respective representatives, at any reasonable time, and from time to time upon written notice of such Bank, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers and, with the written consent of such Borrower, their respective independent public accountants and other agents.

          (f) Keep, or cause to be kept, and cause its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their businesses and financial transactions, such entries to be made in accordance with generally accepted accounting principles consistently applied.

          (g) Maintain, at its expense, such public liability and third party property damage insurance in such amounts and with such deductibles as the Managing Agent may reasonably require from time to time. Such Borrower shall, at its expense, keep and maintain its assets and the assets of its Subsidiaries insured (with an insurance company maintaining a rating of A or better by A.M. Best Company) against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in amounts at least equal to the full replacement value thereof. All such policies of insurance shall be in the form and substance satisfactory to the Managing Agent. Upon the request of the Managing Agent, such Borrower shall deliver to the Managing Agent the original (or a certified copy) of each policy of insurance and evidence of the prepayment of all premiums therefor. Such policies of insurance shall contain an endorsement naming the Managing Agent (for the ratable benefit of the Banks) as loss payee and additional insured and shall provide for no cancellation without at least thirty (30) days prior written notice to the Managing Agent. Such Borrower hereby directs all insurers under such policies of insurance to pay all proceeds of such insurance policies to the Managing Agent for the ratable benefit of the Banks; provided that so long as no Guarantor Event of Default shall have occurred and be continuing, all proceeds of such insurance as to any Project which in the aggregate are less than an amount equal to five percent (5%) of the Project Budget then in effect for such Project per occurrence shall be delivered to such Borrower. With respect to occurrences giving rise to insurance proceeds in respect of a Project in excess of five percent (5%) of the Project Budget then in effect for such Project ("Material Insurance Proceeds") , the Managing Agent shall apply such amount to the prepayment of the related Project Loans in accordance with Section 3.3 unless the Guarantor and the affected Borrower shall in writing direct the Managing Agent to release such proceeds to such Borrower to pay for the repair, replacement or reconstruction of the assets subject to such casualty, in which case such proceeds shall be so released, provided that:

               (i) at the time of any requested release of funds no Guarantor Event of Default or Unmatured Guarantor Event of Default shall have occurred and be continuing; and

               (ii) the relevant Borrower shall have submitted a revised Project Budget and, if necessary, Allocation Increase Request for the affected Project.

          Prior to the occurrence and continuance of a Guarantor Event of Default or Unmatured Guarantor Event of Default, any prepayment made pursuant to this Section 5.1(q) shall be applied to the Project Loan in accordance with
Section 3.3 without regard to the minimum amount or integral multiple requirements set forth therein. Notwithstanding the provision of Section 3.6(b), any such prepayment shall not constitute a permanent reduction in the pro rata Project Commitment of each Bank hereunder. After the occurrence and during the continuance of a Guarantor Event of Default or Unmatured Guarantor Event of Default, all insurance proceeds may be applied by the Managing Agent, upon the direction of the Required Banks, to the prepayment of the Loan Obligations and the Notes with respect to the Project giving rise to such proceeds and shall constitute a permanent reduction of the pro rata Project Commitment of each of the Banks corresponding to the Project Loan so prepaid. If a Guarantor Event of Default or Unmatured Guarantor Event of Default or Borrower Event of Default shall have occurred and be continuing hereunder, such Borrower irrevocably makes, constitutes and appoints the Managing Agent (and all officers, employees or agents designated by the Managing Agent) as such Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment received by such Borrower or the Managing Agent pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If such Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Managing Agent, without waiving or releasing any Loan obligations, Guarantor Event of Default or Unmatured Guarantor Event of Default or Borrower Event of Default by such Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Managing Agent deems advisable and such payments shall be Loans.

          (h) Use the proceeds of the Loans only for the purposes specified in the introduction to this Agreement.

          (i) Maintain or cause to be maintained, and cause each of its Subsidiaries to maintain or cause to be maintained, in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty or condemnation, all of its properties material to its operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice.

          (j) Maintain, and cause each of its Subsidiaries to maintain, in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have or is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of such Borrower and its Subsidiaries taken as a whole; and notify the Managing Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right.

          (k)(i) Notify the Managing Agent, in writing, promptly, and in any event within twenty (20) days after such Borrower's learning thereof, of any:

             (A) notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

             (B) notice that such Borrower or any of its Subsidiaries is subject to investigation by any governmental authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;

             (C) notice that any property of such Borrower or its Subsidiaries is subject to an Environmental Lien;

             (D) notice of violation to such Borrower or any of its Subsidiaries or awareness by such Borrower or any of its Subsidiaries of a condition which might reasonably result in a notice of violation of any environmental, health or safety requirement under federal, state or local laws, which could have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of such Borrower and its Subsidiaries taken as a whole;

                                  (E) commencement or threat of any
                      judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement under federal, state or local laws;

                                  (F) new or proposed changes to any
                      existing environmental, health or safety requirement under federal, state or local laws that could have a material adverse effect on the operations of such Borrower or its Subsidiaries; or

                                  (G) any proposed acquisition of
                      stock, assets, real estate, or leasing of property, or any other action by such Borrower or its Subsidiaries that could subject such Borrower or its Subsidiaries to environmental, health or safety liabilities, obligations or costs that could have a material adverse effect on the condition (financial or otherwise) , properties, business, prospects or results of operations of such Borrower and its Subsidiaries taken as a whole.

                      (ii) On December 31 of each calendar year, commencing on December 31, 1992, submit to the Managing Agent a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue, if any, identified in any notice or report required pursuant to clause (k)
          (i) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of such Borrower and its Subsidiaries taken as a whole.

          Section 5.2 Negative Covenants of each Borrower. Such Borrower will not nor will it permit any of its Subsidiaries to:

          (a)         Except for Permitted Liens:

                      (i) create, incur, assume or permit to exist any Lien on any existing or future property, asset (including stock of subsidiaries), income or rights in any thereof; or

                      (ii) take, cause or permit to be taken or cause any action to be taken, which could create a Lien, or suffer to exist any Lien, on the capital stock or other ownership interest of any Subsidiary of such Borrower which would require the sharing of an interest in such capital stock or other ownership interest with any Person; or

        (iii) enter into or assume any other agreement containing a negative pledge with respect to its property.

        (b) Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed except for the Notes. Notwithstanding the foregoing, a Borrower may create, incur, assume or suffer to exist after the date of this Agreement:

        (i) Indebtedness for Money Borrowed consisting of Financing Lease Obligations not exceeding $100,000 in any one case and not exceeding $250,000 in the aggregate at any time outstanding;

        (ii) Indebtedness for Money Borrowed issued, incurred or assumed in respect of the purchase price of property not to exceed $1 million principal amount of Indebtedness for Money Borrowed in the aggregate at any time outstanding; and

        (iii) Indebtedness for Money Borrowed secured by Permitted Third Party Mortgage Liens or Permitted Mortgage Liens not to exceed the value of the property so securing such Indebtedness.

Any Indebtedness for Money Borrowed used in the calculations of whether any threshold amount specified in either clause (i) or (ii) immediately preceding have been exceeded shall not be used to calculate whether the threshold in the other of such thresholds specified in such clause (i) or (ii) has been exceeded.

        (c) Assume, guarantee or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, except, without duplication, guarantees of such Borrower of Indebtedness for Money Borrowed constituting Financing Leases of such Borrower or any Subsidiary of such Borrower permitted by Section 5.2(b) hereof or enter into any Interest Rate Agreements other than those entered into by any Borrower with respect to the dollar amount of any Loan or Loans made hereunder.

        (d) Engage in any business or business activity except with respect to such Borrower's Projects.

        (e) After the occurrence and during the continuance of a Guarantor Event of Default or a Borrower Event of Default with respect to such Borrower, declare or pay any dividend or distribution, or purchase or redeem any shares of any equity interest or class of capital stock of such Borrower, or make any other payment or distribution on or in respect of any class of capital stock or ownership interest of such Borrower or any of its Subsidiaries or set aside any amounts for any such purposes, except that any Subsidiary may pay dividends to such Borrower.

        (f) Have or make any loan or advance to or Investment in any Subsidiary or other Affiliate or any other Person except for:

        (i)  Permitted Investments;

        (ii) Investments by a Borrower in Persons as permitted by Section 5.2(h) hereof; and

       (iii) guarantees permitted by Section 5.2(c) hereof.

        (g) Merge or consolidate with or into any Person except that any Subsidiary of a Borrower may merge or consolidate with or into such Borrower.

        (h) Acquire any assets or capital stock of any Person except that a Borrower may (i) acquire assets used in the ordinary course of business, (ii) acquire the assets or capital stock of any Subsidiary, and (iii) make Capital Expenditures in connection with such Borrower's Projects.

        (i) Issue or distribute its partnership interests, capital stock or other ownership interests to any Person or permit any Subsidiary to issue, sell or otherwise dispose of any such interests to any Person except to the relevant Borrower, provided, that the foregoing shall not be construed to prohibit the transfer of all or part of any existing ownership interest by the owner thereof to an Affiliate of such owner, provided, further that such transfer does not result in a breach of any other provision of this Agreement and that such transfer does not change the respective Borrower's status as an Eligible Borrower hereunder.

        (j) Without the prior written consent of the Managing Agent, enter into any transaction with an Affiliate of such Borrower including, without limitation, the purchase, sale or exchange of property or the rendering of any service to or by an Affiliate, except for:

        (i) transactions on terms no less favorable to such Borrower than if negotiated at arm's length and for a term not to exceed two years;

        (ii) the "Management Agreement" and "Leasing Agreement" contemplated by such Borrower's joint venture agreement; and

        (iii)payment of fees and expenses included in the Project Budget in effect for a Project.

Except as set forth in clauses (ii) and (iii) of the immediately preceding sentence, all transactions by any Borrower with any Affiliate shall be on terms no less favorable to such Borrower or such Affiliate than could be obtained in a comparable arms-length transaction with a Person not an Affiliate and be reasonably necessary or desirable for such Borrower or such Affiliate in the conduct of its business.

        (k) Issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of its business except as expressly contemplated by this Agreement.

        (l) Modify or amend any of such Borrower's Organizational Documents without the prior written consent of the Managing Agent.

        (m) Without the prior written consent of the Managing Agent, take any action which causes any Person to become a direct or indirect Subsidiary of such Borrower or which results in the creation of a Subsidiary of such Borrower.




                                   ARTICLE VI

                              CONDITIONS OF CREDIT

        Section 6.1 Conditions Precedent to the Initial Borrowing. The right of any Borrower to make the Initial Borrowing and the obligation of the Banks to make the Initial Loan under this Agreement shall be subject to the fulfillment, at or prior to the time of the making of such Initial Loan, of each of the following conditions:

        (a) Each Borrower shall have executed and delivered to each Bank this Agreement (including all schedules, exhibits, certificates, opinions and financial statements delivered pursuant hereto) , which shall be in full force and effect (without any waiver of, or other forbearance to exercise any rights with respect to, any term or provision hereof, unless consented to in writing by the Required Banks).

        (b) All of the Loan Documents (excluding any Notes relating to Borrowings which have not been requested at such time) shall have been duly executed and delivered in form and substance satisfactory to the Managing Agent and shall be in full force and effect; and there shall be no Guarantor Event of Default or Unmatured Guarantor Event of Default which shall have occurred and be continuing under this Agreement.

        (c) The Managing Agent shall have received (with a signed copy for each Bank):

        (i) the signed opinion of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel to each Borrower and the

     Guarantor, dated the date hereof in form and substance satisfactory to Managing Agent;

        (ii) the signed opinion of A. N. Palizzi, counsel to the Guarantor, dated the date hereof in form and substance satisfactory to Managing Agent;

        (iii) such opinions of counsel to the general partners of the Borrowers, dated the date hereof, in form and substance satisfactory to Managing Agent, as may be reasonably requested by Managing Agent; and

        (iv) a letter from the Guarantor and/or the applicable Borrower requesting counsel rendering an opinion pursuant to this Agreement to issue the opinion to Managing Agent and the Banks.

        (d) Certified copies of the Organizational Documents for each Borrower, and each general partner of each Borrower.

        (e) A certificate of Guarantor and each Managing Partner of each Borrower certifying as to the names, offices and signatures of each Person (i) who is authorized to sign this Agreement or any Loan Document on such Person's behalf and (ii) who will, until replaced by another Person or Persons duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Managing Agent and each Bank may conclusively rely on such certificate until they receive notice in writing from such Person to the contrary.

        (f) Each Borrower shall have paid the Managing Agent the fees then due pursuant to Section 3.8 hereof.

        (g) The Managing Agent shall have received a Notice of Borrowing with respect to the Initial Loan, and duly executed Initial Notes in accordance with
Section 2.2(b) hereof.

        (h) The Managing Agent shall have received (with a signed copy for each Bank) the signed opinion of Messrs. XXXXXXXXXX, counsel to the Banks, dated the date of the Initial Borrowing, in form and substance satisfactory to the Managing Agent.

        (i) The Managing Agent shall have received a list of all of Guarantor's Material Subsidiaries as of the date hereof.

        (j) All corporate and other proceedings taken in connection with the transactions hereunder at or prior to the date of this Agreement, and all documents incident thereto will be reasonably satisfactory in form and substance to the Managing Agent; and the Banks shall have received such other instruments and documents as the Managing Agent shall reasonably request in connection with the Loans, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Managing Agent.

        Section 6.2   Conditions Precedent to any Initial Project Borrowing.
In addition to the conditions set forth in Section 6.1, the right of any Borrower to make an Initial Project Borrowing and the Obligation of the Banks to make the Initial Project Loan under this Agreement to such Borrower shall be subject to the fulfillment, at or prior to the time of the making of such Initial Project Loan, of each of the following conditions:

        (a) The Managing Agent shall have received an Allocation Request with respect to such Project and shall have established a Project Commitment Amount in accordance with the terms of this Agreement.

        (b) The Managing Agent shall have received a Project Budget for such Project.

        (c) The Managing Agent shall have received executed Initial Notes evidencing such Loan in accordance with Section 2.2(b) hereof.

        (d) The long-term Indebtedness of the Guarantor shall be rated BBB or above by Standard & Poor's Corporation and Baa2 or above by Moody's Investors Service, Inc.

        (e) Since the date hereof, there shall have been no material adverse change in the condition (financial or otherwise), properties, business or results of operations of Guarantor and its Subsidiaries, taken as a whole.

        (f) The Managing Agent shall have received such other instruments, documents and opinions as the Managing Agent shall reasonably request in connection with such Loan, and all such instruments, documents and opinions shall be reasonably satisfactory to the Managing Agent.

        Section 6.3 Conditions Precedent to All Borrowings (other than a Roll-Over Borrowing). In addition to the conditions set forth in Sections 6.1 and 6.2, the right of any Borrower to make any Borrowing (other than a Roll-Over Borrowing) hereunder and the obligation of each Bank to make a Loan in respect of any such Borrowing hereunder in each case shall be subject to the fulfillment at or prior to the time of the making of such Borrowing of each of the following conditions:

        (a) The representations and warranties contained in this Agreement with respect to such Borrower and such Project shall each be true and correct in all material respects at and as of such time, as though made on and as of such time; each of the Loan Documents shall be in full force and effect.

        (b) No Guarantor Event of Default or Unmatured Guarantor Event of Default or Borrower Event of Default or Unmatured Borrower Event of Default with respect to such Borrower shall have occurred and shall then be continuing on such date or will occur after giving effect to such Borrowing.

        (c) No change shall have occurred or become known with respect to the condition (financial or otherwise), business, prospects or results of operations of the applicable Borrower or any of its Subsidiaries since the date of this Agreement, which the Managing Agent deems to be material and adverse to the condition (financial or otherwise), business or results of operations of such Borrower and its Subsidiaries taken as a whole.

        (d) The Managing Agent shall be reasonably satisfied as to the matters set forth on Exhibit F hereto as such Exhibit may be modified from time to time by the Managing Agent and the Guarantor.

        (e) The Banks shall have received such other instruments, documents and opinions (including Amended Notes and/or Extension Notes if applicable) as the Managing Agent may reasonably request in connection with the Loans, and all such instruments, documents and opinions shall be reasonably satisfactory in form and substance to the Managing Agent.

        Each Borrowing by any Borrower shall be deemed to constitute a representation and warranty by it as to itself to the effect of clauses (a),
(b) and (c) of this Section 6.3.

        Section 6.4 Conditions Precedent to All Roll-Over Borrowings. The right of any Borrower to make any Roll-Over Borrowing hereunder and the obligation of each Bank to make any Roll-Over Borrowing hereunder shall be subject to the condition that the Loan Obligations of such Borrower shall not have been accelerated.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

        Section 7.1 Guarantor Events of Default. If any of the following events, acts, occurrences or state of facts (herein called a "Guarantor Event of Default") shall occur or exist (for any reason whatsoever, and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law pursuant to or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) Indebtedness of the Guarantor shall be rated BBB- or lower by Standard & Poor's Corporation or Baa3 or lower by Moody's Investors Service, Inc. or shall not be rated by either of such entities;

        (b) The Guarantor or any of its Material Subsidiaries, shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed of the Guarantor or any of its Material Subsidiaries, whether individually or in the aggregate, equal to or in excess of $40 million, whether such Indebtedness now exists or shall hereafter be created, and such default shall be uncured or unwaived after the expiration of all applicable grace periods with respect thereto; or breach or default by Guarantor or any of its Material Subsidiaries with respect to any other material term of any evidence of any Indebtedness for Money Borrowed in excess of $40 million or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders (or a trustee on behalf of such holder or holders) of such Indebtedness for Money Borrowed to cause such Indebtedness for Money Borrowed to become or be declared due prior to its stated maturity (upon the giving or receiving of notice but after the expiration of all applicable grace periods with respect thereto) provided, however, that with respect to Indebtedness for Money Borrowed in respect of real property leases, no such breach or default shall be deemed to exist if the Guarantor or Material Subsidiary, as the case may be, is contesting in good faith the existence of such breach or default by appropriate means and if the existence of such breach or default, if determined adversely to Guarantor or the Material Subsidiary, as the case may be, would not have a material adverse effect on Guarantor and its Subsidiaries on a consolidated basis;

        (c) The Guarantor or any of its Material Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing;

        (d) Involuntary proceedings or an involuntary petition shall be commenced or filed against the Guarantor or any of its Material Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding;

        (e) This Agreement or the Guaranty shall cease for any reason to be in full force and effect or there shall exist any event of default or breach of any of Guarantor's representations or warranties, covenants or obligations under the Guaranty or the Guarantor shall disavow any of its obligations under the Guaranty;

        (f) Any Guarantor Restructuring shall occur, other than a Guarantor Restructuring in which:

        (i) the obligations of Guarantor under the Guaranty shall continue in full force and effect following such transaction, and

        (ii)   the following additional conditions shall be met:

            (A) any transferee or pledgee of assets of Guarantor in or pursuant to such Guarantor Restructuring (a "Transferee") shall become an additional guarantor of the Obligations hereunder pursuant to the terms of a written guaranty agreement in form and substance satisfactory to the Managing Agent;

            (B) after giving effect to such Guarantor Restructuring, and all related transactions (including, without limitation, any related financing), the long term Indebtedness of the Transferee shall be rated BBB or above by Standard & Poor's Corporation and Baa2 or above by Moody's Investors Service, Inc.; and

            (C) this Agreement shall be amended in a manner satisfactory to the Managing Agent to reflect the existence of such additional guarantor and guaranty, including, without limitation, to provide that occurrences with respect to the Transferee similar to those set forth in clauses (a) through (g) of this Section 7.1 shall also be Guarantor Events of Default hereunder; or

        (g) The Guarantor shall directly or indirectly create or otherwise cause or suffer to exist or become effective any limitation (except as required by applicable law or the Loan Agreement) on the ability of any of its Material Subsidiaries to (A) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Guarantor or (B) make loans or advances to the Guarantor;

then, and in any such event and at any time thereafter, the Managing Agent may and, at the direction of the Required Banks shall, take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to Guarantor, as agent for the Borrowers, declare the Total Commitment and each Project Commitment to be terminated whereupon the Total Commitment and each Project Commitment shall forthwith terminate, and/or (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to each Borrower declare all sums then owing by such Borrower hereunder and under any Notes to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Borrower. In cases of any occurrence of any event of default described in clause (c) or (d) of this Section 7.1, the Notes, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of kind, all of which are expressly waived, any provision of this Agreement or the Notes to the contrary notwithstanding and other amounts payable by any Borrower hereunder or under any Notes shall also become immediately due and payable all without notice of any kind.

        Anything in this Section 7.1 to the contrary notwithstanding, the Managing Agent shall, at the request of the Required Banks, rescind and annul any acceleration of the Notes by written instrument filed with each Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Notes and all other sums payable under this Agreement and the Notes (except any principal and interest which has become due and payable solely by reason of such acceleration pursuant to this Section 7.1) shall have been duly paid in full, and (B) no other Guarantor Event of Default shall have occurred and be continuing which shall not have been waived pursuant to Section 9.1 hereof.

        Section 7.2 Borrower Events of Default. If any of the following events, acts, occurrences or state of facts (herein called a "Borrower Event of Default") shall occur or exist (for any reason whatsoever, and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law pursuant to or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) Any Borrower shall default in the payment of principal of its Loan obligations or Notes when due, or in the payment of interest or any other amount owing hereunder or under any Note within three (3) Business Days after notice of such failure is given to Guarantor and such Borrower; or

        (b) Any representation or warranty on the part of any Borrower or any of its Subsidiaries, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant thereto shall have been incorrect in any material respect when made or deemed made; or

        (c) Any Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 5.2 hereof and such default shall continue unremedied for five
(5) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to such Borrower by the Managing Agent or any Bank (with a copy of such Notice to Guarantor); or

        (d) Any Borrower or any of its Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting a Borrower Event of Default under any other clause of this Section 7.2) and such default shall continue unremedied for a period of thirty (30) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to such Borrower by the Managing Agent or any Bank (with a copy of such notice to Guarantor); or

        (e) Any Borrower or any of its Subsidiaries or the Kmart General Partner of such Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or

            (f) Involuntary proceedings or an involuntary petition shall be commenced or filed against any Borrower or any of its Subsidiaries or the Kmart General Partner of such Borrower under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

            (g) One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving, individually or in the aggregate, a liability of $50,000 or more and all such judgments or decrees shall not have been vacated, discharged, satisfied or stayed pending appeal within thirty (30) days from the entry thereof; or

            (h) Any Borrower or any of its Subsidiaries shall disavow its obligations under this Agreement or any Note as the Loan Obligations or shall deny that it has any or further obligations hereunder or thereunder (in each case other than by reason of the satisfaction of all of such Borrower's obligations hereunder and thereunder or the unlawful disavowal by any other party to such agreements of their respective obligations thereunder); or

            (i) Any Borrower shall cease for any reason to be an Eligible Borrower hereunder;

            (j) Any order, judgment or decree shall be entered against any Borrower or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or any Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist; or

            (k) Any Additional Borrower Agreement shall cease for any reason to be in full force and effect as to any Borrower;

            (l) Guarantor shall sell, assign, transfer or otherwise dispose of any shares of capital stock of the Kmart General Partner of such Borrower (except to the extent, if any, required to qualify directors of such Subsidiary under any applicable law);

            (m)           The Kmart General Partner for any Borrower shall:

                          (i) merge or consolidate with any other Person, other than the Guarantor or a wholly-owned Subsidiary of the Guarantor;

                          (ii) create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its ownership interest in any Borrower, whether now owned or hereafter acquired; or

                          (iii) directly or indirectly create or otherwise cause or suffer to exist or become effective any limitation (except as required by applicable law or the Loan Agreement) on its ability to (A) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Guarantor, or (B) make loans or advances to the Guarantor.

then, and in any such event and at any time thereafter, the Managing Agent may and, at the direction of the Required Banks shall, take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Borrower or Borrowers as to which such Borrower Event of Default has occurred declare any Project Commitment for such Borrower to be terminated whereupon such Project Commitment shall forthwith terminate, and/or (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to such Borrower declare all sums then owing by such Borrower hereunder and under any Notes of such Borrower to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by such Borrower. In cases of any occurrence of any event of default described in clause (e) or (f) of this Section 7.2, such Borrower's Notes, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, any provision of this Agreement or the Notes to the contrary notwithstanding and other amounts payable by such Borrower hereunder or under any Notes shall also become immediately due and payable all without notice of any kind.

            Anything in this Section 7.2 to the contrary notwithstanding, the Managing Agent shall, at the request of the Required Banks, rescind and annul any acceleration of such Borrower's Notes by written instrument filed with such Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on such Borrower's Notes and all other sums payable by such Borrower under this Agreement and the Notes (except any principal and interest on such Borrower's Loan Obligations which has become due and payable solely by reason of such acceleration pursuant to this Section 7.2) shall have been duly paid in full and (B) no other Borrower Event of Default shall have occurred and be continuing with respect to such Borrower which shall not have been waived pursuant to Section hereof.


                                  ARTICLE VIII

                               THE MANAGING AGENT

            In this Article VIII, the Banks agree among themselves as follows:

            Section 8.1 Appointment. The Banks hereby appoint XXXXXXXXXX as Managing Agent to act as herein specified. Each Bank hereby irrevocably authorizes and each holder of any Note by the acceptance thereof shall be deemed irrevocably to authorize the Managing Agent to take such action on its behalf under the provisions of the Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Banks as are consented to in writing by the Required Banks) and any other instruments, documents and agreements referred to therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Managing Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Managing Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

            Section 8.2 Nature of Duties. The Managing Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Managing Agent shall be mechanical and administrative in nature. Without limiting the effect of the foregoing sentence, the Managing Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Managing Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Bank shall make its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of each Borrower, and the Managing Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Borrower, whether coming into its possession before making of the Loans or at any time or times thereafter provided, however, upon the request of any Bank, the Managing Agent shall use reasonable efforts to provide to such Bank, copies of any information required to be furnished under Section

5.1(a)(ii) or 5.1(k)(ii) by any Borrower to the Managing Agent and not to each Bank. The Managing Agent will promptly notify each Bank at any time that the Required Banks have instructed it to act or refrain from acting pursuant to
Article VII.

            Section 8.3 Rights, Exculpation, etc. Neither the Managing Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Managing Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or the financial condition of any Borrower. The Managing Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any of the Notes or any of the other Loan Documents or the financial condition of any Borrower, or the existence or possible existence of any Unmatured Guarantor Event of Default, Guarantor Event of Default, Unmatured Borrower Event of Default or Borrower Event of Default unless requested to do so by the Required Banks. The Managing Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of any of the Loan Documents the Managing Agent is permitted or required to take or to grant, and if such instructions are requested, the Managing Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Managing Agent as a result of the Managing Agent acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Required Banks.

            Section 8.4 Reliance. The Managing Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

            Section 8.5 Indemnification. To the extent that the Managing Agent is not reimbursed and indemnified by the Borrowers or the Guarantor, the Banks will reimburse and indemnify the Managing Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Managing Agent, acting pursuant hereto, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Managing Agent under any of the Loan Documents, in proportion to each Bank's respective Pro Rata Share of the Total Commitment; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Managing Agent's gross negligence or willful misconduct. The obligations of the Banks under this Section 8.5 shall survive the payment in full of the Notes and the termination of this Agreement.

            Section 8.6 The Managing Agent Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it and any Notes issued to or held by it, the Managing Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank or holder of a Note. The terms "Banks" or "Required Banks" or "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Managing Agent in its individual capacity as a Bank, one of the Required Banks or a holder of a Note. The Managing Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Managing Agent pursuant hereto.

            Section 8.7 Resignation by the Managing Agent; Removal.

            (a) The Managing Agent may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the acceptance by a successor Managing Agent of appointment pursuant to clauses (b) or (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Managing Agent who shall be satisfactory to the Guarantor and shall be an incorporated bank or trust company.

            (c) If a successor Managing Agent shall not have been so appointed within said 15 Business Day period, the Managing Agent, with the consent of the Borrowers, shall then appoint a successor Managing Agent who shall serve as Managing Agent until such time, if any, as the Required Banks, with the consent of the Guarantor, appoint a successor Managing Agent as provided above.

            (d) If no successor Managing Agent has been appointed pursuant to clause (b) or (c) by the 30th day after the date such notice of resignation was given by the managing Agent, the Managing Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Managing Agent hereunder until such time, if any, as the Required Banks, with the consent of the Guarantor, appoint a successor Managing Agent as provided above.

            (e) The Managing Agent may be removed from the performance of its functions and duties hereunder for cause (as defined herein) upon written notice received by the Managing Agent from the Required Banks and the Guarantor. For purposes of this Section 8.7(e), "cause" shall mean gross negligence or willful misconduct by the Managing Agent in the performance of its functions and duties hereunder.

                                   ARTICLE IX

                                 MISCELLANEOUS

            Section 9.1 No Waiver: Modifications in Writing. No failure or delay on the part of the Managing Agent or any Bank in exercising any right, power or remedy hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Managing Agent or any Bank at law or in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Borrower or any Subsidiary of any Borrower therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Banks; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of:

                          (i) reducing the rate or amount, or extending the stated maturity or due date, of any sum payable by any Borrower to any Bank hereunder or under any Loan Obligation;

                          (ii)       changing this Section 9.1 or the
            definitions of the terms "Required Banks" and "Pro Rata Share";

                          (iii) changing the Loan Commitment of any Bank hereunder; or

                          (iv)       amend, waive, modify, release or
            terminate the Guaranty;

shall be effective unless the same shall be signed by or on behalf of each Bank hereunder; provided, further, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (i) increasing the duties or obligations of the Managing Agent hereunder, (ii) increasing the standard of care or performance required on the part of the Managing Agent hereunder, (iii) reducing or eliminating the fees, indemnities or immunities to which the Managing Agent is entitled hereunder (including, without limitation, any amendment or modification of this Section 9.1) or (iv) amending any provision which requires action by all the Banks hereunder, shall be effective unless the same shall be signed by or on behalf of the Managing Agent and provided still further that the Managing Agent and the Guarantor may by mutual agreement, amend or modify Exhibit F hereto without the consent of any Borrower or any other Bank. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by any Loan Document, no notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. The Managing Agent will provide to Guarantor a copy of any proposed amendment, modification or waiver relating to this Agreement not less than three (3) Business Days prior to the anticipated date of execution thereof provided, however, that the failure of the Managing Agent to provide such copy shall not affect the validity of the Guaranty or any amendment, modification or waiver otherwise properly executed.

            Section 9.2 Further Assurances. Each Borrower agrees to do such further acts and things and to execute and deliver to the Managing Agent such additional assignments, agreements, powers and instruments, as the Managing Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Managing Agent its rights, powers and remedies hereunder.

            Section 9.3 Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to be given for purposes of this Agreement, if by overnight or courier delivery service, on the day that such writing is delivered, if by telecopy, on the day that such writing is sent and if by mail, on the day which is two Business Days after the day such writing is sent to the intended recipient thereof in accordance with the provisions of this Section 9.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated below and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

            If to a particular Borrower, at its address as set forth on the signature page hereto or on the most recent Additional Borrower Agreement executed by such Borrower.

            If to XXXXXXXXXX, in its individual capacity and as Managing Agent:

                          XXXXXXXXXX
                          XXXXXXXXXX
                          XXXXXXXXXX
                          XXXXXXXXXX
                          Attention: XXXXXXXXXX
                          Tel.  No.: XXXXXXXXXX
                          Telecopier No.: XXXXXXXXXX

            With copies to:

                          XXXXXXXXXX
                          XXXXXXXXXX
                          XXXXXXXXXX
                          Attention:  XXXXXXXXXX
                          Tel. No. XXXXXXXXXX
                          Telecopier No.: XXXXXXXXXX

            If to a particular Bank, at its address as set forth on the signature page hereto or in any notice of assignment delivered to each Borrower pursuant to Section 9.8(c) hereof.

            Section 9.4 Costs, Expenses and Taxes. Each Borrower agrees (without duplication) to pay all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement, the Notes and the other Loan Documents, any amendment or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation the reasonable fees and out-of-pocket expenses of XXXXXXXXXX, special counsel to the Banks, and any local counsel retained by the Managing Agent relative thereto or (but not as well as) the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Managing Agent in connection with the administration of this Agreement, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel), if any, in connection with the enforcement of this Agreement, the Loan Obligations, the Notes, any other Loan Document or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the appropriate Borrower shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, any other Loan Document or the making of any Loan, and each Borrower agrees to save and hold the Managing Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid within two (2) days of the next Monthly Borrowing Date which is at least ten (10) Business Days after any Bank's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate. The appropriate Borrower will indemnify and hold harmless each Bank and the Managing Agent and each director, officer, employee and Affiliate of each Bank and the Managing Agent from and against all losses, claims, damages, expenses or liabilities to which such Bank or the Managing Agent or such director, officer, employee or affiliated Person may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents and to reimburse each of the Banks and the Managing Agent and each such director, officer, employee or affiliated Person, upon their demand, for any reasonable legal or other expenses (or (but not as well as) the reasonable allocated costs of staff counsel) incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however:

                          (i) that no Bank shall have the right to be so indemnified hereunder for its own gross negligence or willful misconduct or bad faith or breach of this Agreement as finally determined by a court of competent jurisdiction after all appeals and the expiration of time to appeal, and

                          (ii) that nothing contained herein shall affect the obligations and liabilities of the Banks to each Borrower contained herein.

If any action, suit or proceeding arising from any of the foregoing is brought against the Managing Agent, any Bank or any other Person indemnified or intended to be indemnified pursuant to this

Section 9.4, the appropriate Borrower will, if requested by the Managing Agent, any Bank or any such indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each indemnified Person shall, if the Managing Agent, a Bank or other indemnified Person has made the request described in the preceding sentence and such request has not been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. If any Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of any Borrower contained herein shall be breached, the Managing Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the appropriate Borrower and the Guarantor that it proposes to take such action. Any and all amounts so expended by the Managing Agent shall be repayable to it by the appropriate Borrower promptly upon the Managing Agent's demand therefor and shall be considered a Loan hereunder; provided that, such Borrower may request reasonable supporting information with respect to any such payment demanded.
If any such amount is not reimbursed to the Managing Agent within two (2) days of the next Monthly Borrowing Date which is at least ten (10) Business Days after demand therefor, or, if such supporting information is so requested, within the date when such supporting information is provided to the applicable Borrower, the unpaid amount outstanding and due shall bear interest for all periods thereafter until paid at the Prime Rate in effect from time to time. Notwithstanding the foregoing, during any period while a Guarantor Event of Default or a Borrower Event of Default with respect to such Borrower shall have occurred and be continuing, any amounts repayable to the Managing Agent which are outstanding after demand therefore shall bear interest at the Default Rate in effect from time to time. The obligations of each Borrower under this
Section 9.4 shall survive the termination of this Agreement and the discharge of such Borrower's other obligations hereunder.

            Section 9.5 Confirmations. Each Borrower and each holder of any Note agree from time to time, upon written request received by one from the other or from Guarantor, to confirm to the other or Guarantor, as the case may be, in writing (with a copy of each such confirmation to the Managing Agent) the aggregate unpaid principal amount of any Loan Obligation then outstanding.

            Section 9.6 Adjustment; Set-off. (a) If any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral (or proceeds thereof) in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 7.1(c), 7.1(d), 7.2(e) or 7.2(f), hereof, or otherwise) in a greater proportion than any such payment to and collateral (or proceeds thereof) received by any other Bank in respect of such other Bank's Loans or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower, upon the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against, or the occurrence of a Guarantor Event of Default or Borrower Event of Default with respect to, the making of an assignment for the benefit of creditors by, the application for the appointment, or the appointment, of any receiver of, or of any of the property of, the issuance of any execution against any of the property of, the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of, or the issuance of a warrant of attachment against the property of, the appropriate Borrower, to set-off and apply against any Indebtedness, whether matured or unmatured, of the appropriate Borrower to such Bank, any amount owing from such Bank to each such Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of set-off may be exercised by such Bank against each such Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of each such Borrower, or against anyone else claiming through or against each such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the appropriate Borrower, as the case may be, and the Managing Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         Each Borrower expressly agrees that to the extent such Borrower makes a payment or payments hereunder or under any Note and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Banks or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         Section 9.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 9.8 Binding Effect; Assignment; Addition and Substitution of Banks.

         (a) This Agreement shall be binding upon, and inure to the benefit of, each Borrower, the Managing Agent, the Banks, all future holders of the Notes and their respective successors and assigns; provided, however, that, except as set forth in Section 9.8(e) below, no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all of the Banks.

         (b) Each Bank may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Loan Commitment and Loans made pursuant to this Agreement or any other interest of such Bank hereunder or under any Note (in respect of any Bank, its "Credit Exposure"), provided that it sells participating interests in its Credit Exposure ratably according to all facilities comprising its Credit Exposure, and provided, further that, notwithstanding the foregoing, any Bank may at any time sell participating interests in all or a part of its Credit Exposure to any Affiliate of such Bank or to any other Bank. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement and each Borrower and the Managing Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Guarantor Event of Default or Borrower Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 9.6. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.9 and 2.10 with respect to its participation in the Loans outstanding from time to time. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement or modification to the Agreement or any of the Loan Documents except to extend the final maturity of any Note or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof.

         (c) Any Bank may at any time assign to one or more Eligible Assignees all or any part of its Credit Exposure, provided that (i) it assigns its Credit Exposure ratably according to all facilities comprising its Credit Exposure, (ii) it assigns its Credit Exposure in an amount not less than $5 million, and (iii) such Eligible Assignee pays to the Managing Agent an assignment fee of $3,000. Each Borrower and the Banks agree that to the extent of any assignment to an Eligible Assignee in accordance with the foregoing sentence, the assignee (the "Assignee") shall be deemed to have the same rights and benefits with respect to each Borrower under this Agreement and any Notes and the same rights of setoff and obligation to share pursuant to Section 9.6 as it would have had if it were a Bank hereunder, provided that each Borrower and the Managing Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to each Borrower and the Managing Agent by the assignor Bank and the Assignee (accompanied, in the case of the Managing Agent, by payment of the assignment fee). Upon the assignment of Credit Exposure provided for hereby, the assignor Bank shall be relieved of its obligations hereunder to the extent of such assignment and the assignee shall become a Bank hereunder. In the event that the holder of any Note (including any Bank) shall assign or transfer such Note as permitted hereby, or any part of the obligations evidenced thereby, the applicable Borrower shall, upon surrender of such Note, issue new Notes to reflect such transfer or assignment payable to the order of the relevant parties as their respective interests may appear; provided that such Borrower and the Managing Agent shall be entitled to continue to deal solely and directly with the assignor holder of such Note in connection with the interests so assigned until written notice of such assignment shall have been given to such Borrower and the Managing Agent by the assignor and the assignee of such Note or interest therein.

         (d) Each Borrower authorizes each Bank to disclose to any Participant or Assignee and any prospective Participant or Assignee the terms and provisions of the Loan Documents and any and all financial information in such Bank's possession concerning such Borrower and any Subsidiary of such Borrower which has been delivered to such Bank by such Borrower pursuant to this Agreement or which has been delivered to such Bank by such Borrower in connection with such Bank's credit evaluation of such Borrower prior to entering into this Agreement.

         (e) Any Borrower may, upon not less than thirty (30) days prior written notice to the Managing Agent, at any time prior to the occurrence and continuance of a Guarantor Event of Default, assign to another Borrower hereunder ("Assignee Borrower") all, but not less than all of the assigning Borrower's rights and obligations with respect to any Project Loan hereunder, provided, that: (i) such Assignee Borrower shall have assumed all of the assigning Borrower's Obligations hereunder and shall have received good and marketable title to all of the assets of such Borrower with respect to such Project (subject only to Permitted Liens); (ii) such Assignee Borrower shall have executed and delivered to each affected Bank Notes of such Assignee Borrower evidencing the obligations being assumed, which Notes shall be in substantially the form of the Notes previously issued by the transferor Borrower evidencing such obligations, with such changes and additions thereto as the Banks may reasonably require; (iii) the representations and warranties contained in this Agreement with respect to such Assignee Borrower shall each be true and correct in all material respects at and as of such time of assignment, as though made on and as of such time; (iv) no Borrower Event of Default or Unmatured Borrower Event of Default with respect to such Assignee Borrower shall have occurred and be continuing on such date or will occur after giving effect to such assignment; (v) the Managing Agent shall have received an assignment and assumption agreement with respect to such assignment executed by the relevant Borrowers in form and substance satisfactory to the Managing Agent; (vi) the Managing Agent shall have received the written consent of Guarantor to such assignment; and (vi) such assignment and assumption shall, in all other respects be reasonably satisfactory to the Managing Agent. The Borrowers, the Managing Agent and the Banks agree that to the extent of any assignment to an Assignee Borrower in accordance with the terms of this Section 9.8(e), the Assignee Borrower shall be deemed to have the same rights, benefits and obligations as the Borrower assigning such rights, benefits and obligations as if such Assignee Borrower had originally incurred the Loan Obligations so assigned.

         (f) In the event that the holder of any Note (including any Bank) shall transfer such Note in accordance with the terms hereof, it shall immediately advise the Managing Agent and the applicable Borrower of such transfer, and the Managing Agent and the applicable Borrower shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Bank) unless and until Managing Agent and such Borrower shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Bank shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Managing Agent and the applicable Borrower of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer by each previous holder of such Note, and, except as expressly otherwise provided in such notice, the Managing Agent and the applicable Borrower shall be entitled conclusively to assume that the transferee named in such notice shall thereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of the Loans of the Bank named as the payee of the Note which is the subject of such transfer.

         (g) Notwithstanding any other language in this Agreement, a Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System and the applicable operating circular of such Federal Reserve Bank, provided, however, the Bank shall remain solely and exclusively responsible for its obligations under this Agreement and the Notes.

         Section 9.9 Consent to Jurisdiction. Each Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such United States Federal or New York State court and each Borrower irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Nothing herein shall affect the right of the Managing Agent or any of the Banks to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction. As a method of service, each Borrower also irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of New York by the delivery of copies of such process to such

Borrower, at its address specified in Section 9.4 hereof or by certified mail direct to such address.

         Section 9.10 Governing Law. This Agreement, the Notes and each Loan Obligation shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. Nothing contained in this Agreement and no action taken by the Managing Agent or any Bank pursuant hereto shall be deemed to constitute the Managing Agent or the Banks a partnership, an association, a joint venture or other entity.

         Section 9.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 9.12 Borrower Termination. Any Borrower may, upon the delivery to the Managing Agent of a Borrower Termination Agreement, cease to be a party hereto, if such Borrower's Obligations hereunder and all Notes evidencing the same have been paid in full or assigned to another Borrower in accordance with the provisions of Section 9.8(e) and all Project Commitments with respect to such Borrower have been terminated; provided, however, that
such Borrower's obligations under Sections 2.10, 8.5, 9.4, 9.6,   9.9 and 9.13
shall survive the termination of such Borrower.

         Section 9.13 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION UNDER OR COUNTERCLAIM RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         Section 9.14 Headings. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                            [signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


ADDRESS FOR NOTICES

XXXXXXXXXX                              XXXXXXXXXX, A MICHIGAN
XXXXXXXXXX                                GENERAL PARTNERSHIP
XXXXXXXXXX
XXXXXXXXXX                              By:  BIG BEAVER DEVELOPMENT
Attn: XXXXXXXXXX                             CORPORATION, a Michigan
                                             corporation, and its general
with a copy to:                              partner
                                                 /s/
Kmart Corporation                            By: --------------------------
3100 West Big Beaver Road                    Its: President
Troy, MI 48084                                    -------------------------
Attn: Michael E. Dowdle                 and
                                        ---

                                        By:  XXXXXXXXXX, a Michigan
                                             limited partnership and its
                                             managing general partner

                                             By:  XXXXXXXXXX, a Michigan
                                                  corporation and its sole
                                                  general partner
                                                 /s/
                                             By: --------------------------
                                             Its: President
                                                  -------------------------


Kmart Corporation                       KMART CORPORATION
3100 West Big Beaver Road                    /s/
Troy, MI 48084                          By:  ------------------------------
Attn: Michael E. Dowdle                 Its:  Senior Vice President
                                              -----------------------------


                 [BANK SIGNATURE PAGES INTENTIONALLY DELETED]

                [Exhibits and Schedules Intentionally Omitted]